UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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COSTAR GROUP, INC.

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April 29, 2008

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 11:00 a.m., Eastern Standard Time, on Tuesday, June 10, 2008 at 2 Bethesda Metro Center, Bethesda, Maryland 20814.

At the Annual Meeting, you will be asked (1) to elect seven directors and (2)  to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008. The accompanying Notice of 2008 Annual Meeting of Stockholders and Proxy Statement describe these matters.

The Board of Directors recommends that stockholders vote in favor of each of these proposals.

Whether or not you plan to attend the meeting in person, please return your executed proxy card in the enclosed postage prepaid and addressed envelope and your shares will be voted in accordance with the instructions you have given in your proxy card.

Sincerely,
Andrew C. Florance
Chief Executive Officer and President

COSTAR GROUP, INC.

April 29, 2008

 NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD TUESDAY, JUNE 10, 2008

The 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) will be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m., Eastern Standard Time, on Tuesday, June 10, 2008, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders, or until their respective successors are elected and qualified;

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008; and

3. To transact any other business properly presented before the Annual Meeting.

The Board of Directors has fixed Monday, April 14, 2008 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors,

Jonathan Coleman
Secretary

Table of Contents

PROXY STATEMENT
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2008
OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM
PROXY VOTING AND REVOCATION
ATTENDING THE MEETING
Item 1 - ELECTION OF DIRECTORS
Item 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE 2009 ANNUAL MEETING
ADDITIONAL INFORMATION
Board Meetings and Committees
Corporate Governance Matters
Report of the Audit Committee
Director Compensation
Executive Officers and Key Employees
Stock Ownership Information
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report
Compensation Discussion and Analysis
Executive Compensation Tables and Discussion
Other Post-Employment Compensation
Policy on Deductibility of Compensation
Executive Compensation Recovery Policy
Certain Relationships and Related Transactions
Section 16(a) Beneficial Ownership Reporting Compliance
Other Information
PROXY CARD

COSTAR GROUP, INC.

 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 10, 2008

The Board of Directors (the “Board”) of CoStar Group, Inc. (“CoStar”, “we” or the “Company”) solicits your proxy for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 11:00 a.m., Eastern Standard Time, on Tuesday, June 10, 2008, at 2 Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement of the Annual Meeting.

Our headquarters are located at 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. We are mailing this Proxy Statement and the accompanying proxy card to our stockholders eligible to vote at the Annual Meeting on or about May 2, 2008.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 10, 2008

This proxy statement and our annual report to stockholders are available on our corporate Website located at www.costar.com/Corporate/Investor under SEC Filings.

OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM

At the close of business on the record date, Monday, April 14, 2008, there were 19,522,579 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each proposal, except as specifically provided below with respect to the election of directors.

The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum (the minimum number of shares required to take action) for the Annual Meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum.

The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

Item 1 — Election of Directors.  Each outstanding share of common stock is entitled to cast one vote for up to seven nominees. The seven nominees who receive the most votes will be elected as directors.

Item 2 — Ratification of the Appointment of Independent Registered Public Accounting Firm.  For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against this proposal.

Abstentions and broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) will have no effect on the election of directors. For the proposal to ratify the independent registered public accounting firm, abstentions and broker non-votes are disregarded in calculating the total number of votes on the proposals. Banks and brokers that have not received voting instructions from their clients may vote their clients’ shares on the proposal to ratify Ernst & Young LLP as our independent registered public accounting firm.

PROXY VOTING AND REVOCATION

You may vote by signing your proxy card, or if your shares are held in street name, by signing the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you properly complete and execute your proxy card and return it before the Annual Meeting:

•	Your shares will be voted in accordance with your instructions.

•	For any items for which you do not provide instructions, your shares will be voted “FOR” the item, as recommended by the Board.

You may revoke your proxy at any time before it is voted by:

•	delivering to the Corporate Secretary written notice that you are revoking your proxy;

•	submitting a properly-executed proxy bearing a later date; or

•
attending the Annual Meeting and voting in person. If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to attend and vote at the Annual Meeting.

Simply attending the Annual Meeting will not revoke your proxy. If you instructed a broker to vote your shares, you must follow your broker’s directions for changing those instructions.

ATTENDING THE MEETING

Only stockholders as of the record date, their proxy holders, and our invited guests may attend the meeting. If you intend to attend the Annual Meeting, please mark your proxy card accordingly. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person should obtain an admission ticket in advance by sending written requests, along with proof of beneficial ownership, such as a bank or brokerage firm account statement, to: Tim Trainor, Communications Director, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial owners who do not present valid admission tickets at the registration counter at the Annual Meeting will be admitted at CoStar’s sole discretion and may be required to verify share ownership, which may be established by providing a bank or brokerage firm account statement and photo identification, at the registration counter at the Meeting. Stockholders as of the record date or their proxy holders who plan to attend the Annual Meeting may also be asked to present photo identification at the registration counter at the Annual Meeting to gain admittance to the Meeting.

ITEM 1

ELECTION OF DIRECTORS

The Board has fixed the number of directors constituting the Board at seven. Ms. Reynolds has decided not to stand for reelection.  We thank Ms. Reynolds for her dedication and commitment to the Company.  The Nominating & Corporate Governance Committee recommended and the Board nominated Michael J. Glosserman to fill Ms. Reynolds’ Board seat.  The Board has also nominated the remaining six of the seven current directors for reelection. The persons named as proxy holders on the proxy card will vote your shares for each of the seven nominees unless you instruct otherwise on your proxy card.

Each of our directors will serve until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. If any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to match the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. Information about each of the nominees appears below.

Nominees for the Board of Directors

The following table lists the seven director nominees and their current committee memberships:

Name	Employment	Years as a Director	Committee Membership
Michael R. Klein	Chairman, CoStar Group, Inc.; Chairman, The Sunlight Foundation	21	Compensation; Nominating & Corporate Governance
Andrew C. Florance*	CEO & President, CoStar Group, Inc.	21	None
David Bonderman	Founding Partner, TPG Capital, LLC	13	Compensation
Michael J. Glosserman	Managing Member, The JBG Companies	—	—
Warren H. Haber	Chairman of the Board & CEO, Founders Equity Inc.	13	Audit; Compensation
Josiah O. Low, III	Venture Partner, Catterton Partners IV L.P.	9	Audit; Nominating & Corporate Governance
Christopher J. Nassetta	CEO & President, Hilton Hotels Corporation	6	Compensation; Nominating & Corporate Governance
____________

*           Executive Officer

Information about each of our current directors and our nominees for the Board appears below.

Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance started the Company in 1987. He was a partner of the law firm Wilmer Cutler Pickering Hale & Dorr, LLP from 1974 until the end of 2005. Mr. Klein currently serves as Chairman of the board of directors of The Sunlight Foundation, a non-profit educational organization, Vice Chairman of the board of directors of Perini Corporation, and as a director of SRA International, Inc. Mr. Klein is 66 years old.

Andrew C. Florance founded the Company, the industry’s first independent commercial real estate information research organization, in 1987.  As President and CEO of CoStar, Mr. Florance has directed CoStar’s successful expansion from start-up, to its IPO in July 1998, to its market-leading position today with over 1,300 employees, a client base that includes the commercial real estate industry’s leading brokerage firms and property owners and an international service platform that includes the entire United States, London, England, other parts of the United Kingdom and Paris, France.  Mr. Florance is actively involved in building awareness of energy efficiency and sustainability within the commercial property sector.  He co-authored the first comprehensive, nationwide analysis of leasing and sales activity in energy-efficient office buildings with Dr. Norm Miller, professor and director of academic programs at the Burnham-Moores Center for Real Estate, and he is a frequent speaker on this topic at industry events.  Mr. Florance is the recipient of numerous awards recognizing his accomplishments as an entrepreneur and corporate leader, including Transwestern 's 2007 Public Company Trendsetter of the Year for revolutionizing the way the commercial real estate industry gathers, analyzes and uses information on commercial property and markets; Ernst & Young’s Entrepreneur of the Year award in 2000 for his pioneering work in real estate information services; and Commercial Real Estate Women’s (CREW’s) 15th anniversary award for industry innovation. He serves on the Board of Directors for the American Real Estate Society, an association of real estate thought leaders, the Board of Trustees for The St. Andrews School in Middletown, Delaware and the Board of Trustees for Ford’s Theater in Washington, D.C.  Mr. Florance received a B.A. in economics from Princeton University.  He is 44 years old.

David Bonderman is a Founding Partner of TPG.  TPG invests primarily in restructurings, recapitalizations and buyouts in the United States, Canada, Europe and Asia.  Prior to forming TPG in 1992, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone, Inc.) in Fort Worth, Texas.  Prior to joining RMBG in 1983, Mr. Bonderman was a partner in the law firm of Arnold & Porter in Washington, D.C., where he specialized in corporate, securities, bankruptcy and antitrust litigation.  From 1969 to 1970, Mr. Bonderman was a Fellow in Foreign and Comparative Law in conjunction with Harvard University and from 1968 to 1969, he was Special Assistant to the U.S. Attorney General in the Civil Rights Division.  From 1967 to 1968, Mr. Bonderman was Assistant Professor at Tulane University School of Law in New Orleans.  Mr. Bonderman serves on the Board of Directors of the following public companies: Burger King Holdings, Inc.; Gemalto N.V.; and Ryanair Holdings, plc.  He is also Chairman of the Board of Ryanair Holdings, plc.  He also serves on the Board of Directors of The Wilderness Society, The Grand Canyon Trust, The World Wildlife Fund, The University of Washington Foundation and The American Himalayan Foundation.  Mr. Bonderman was a member of Phi Beta Kappa at the University of Washington where he graduated cum laude, and a member of the Harvard Law Review.  Mr. Bonderman is 65 years old.

Michael J. Glosserman is a Managing Member of The JBG Companies, an active investor, owner and developer in the Washington, D.C. metropolitan area’s real estate market.  Mr. Glosserman has over 35 years of experience in various aspects of investment, development and ownership of commercial and residential real estate.  Prior to joining JBG in 1979, Mr. Glosserman worked in commercial real estate and development with The Rouse Company.  Prior to his position at The Rouse Company, Mr. Glosserman began his career as a staff attorney for the U.S. Department of Justice.  He serves as Board Chairman, The National Building Museum; District Council member, the Washington Urban Land Institute District Council; and Board Member of the Economic Club of Washington, DC.  Mr. Glosserman received a B.S. in Economics from The Wharton School of the University of Pennsylvania, and a J.D. from University of Texas Law School.  He is 62 years old.

Warren H. Haber has been, for more than thirty-five years, Chairman of the Board and Chief Executive Officer of Founders Equity Inc. and its affiliates, private investment concerns. Mr. Haber is also Managing General Partner of FEF Management Services, LLC, which manages Founders Equity SBIC I, L.P. Mr. Haber also serves on the board of directors of Warnex Ltd. Mr. Haber is 67 years old.

Josiah O. Low, III is a Senior Advisor to Catterton Partners IV L.P., a private equity firm, where he previously served as a venture partner from 2001 to 2007. Prior to that, Mr. Low worked for 16 years at the investment banking firm of Credit Suisse First Boston (formerly Donaldson, Lufkin & Jenrette), where he most recently served as Managing Director/Senior Advisor. Prior to joining Credit Suisse First Boston in 1985, Mr. Low worked at Merrill Lynch, Pierce, Fenner & Smith and was a founding Managing Director of the Merrill Lynch Capital Market Group in 1977. Mr. Low also serves on the board of directors of Rosetta Resources, Inc. Mr. Low is 68 years old.

Christopher J. Nassetta has been the President and Chief Executive Officer of Hilton Hotels Corporation since December 2007.  Prior to joining Hilton Hotels Corporation, Mr. Nassetta served as the President and Chief Executive Officer of Host Hotels & Resorts, Inc. (fka Host Marriott Corporation) from May 2000 to December 2007. Mr. Nassetta joined Host Hotels & Resorts in 1995 as Executive Vice President and was elected the Chief Operating Officer in 1997. Prior to joining Host Hotels & Resorts, Mr. Nassetta served as President of Bailey Realty Corporation from 1991 until 1995, and he had previously served as Chief Development Officer and in various other positions with the Oliver Carr Company from 1984 through 1991. Mr. Nassetta serves on the boards of directors of the National Association of Real Estate Investment Trusts (NAREIT) and is the chairman of the Real Estate Round Table. He is also a member of the McIntire School of Commerce Advisory Board for the University of Virginia. Mr. Nassetta is 45 years old.

Catherine B. Reynolds has been the Chairman, Chief Executive Officer and President of EduCap, Inc. a not-for-profit corporation that provides education financing, since 1989. In addition, she has been the Chairman and Chief Executive Officer of The Catherine B. Reynolds Foundation, a philanthropic foundation, since 2000. Prior to that, from 1993 to 2000, she was the Chairman and founder of Servus Financial Corporation. Ms. Reynolds currently serves on the board of directors of Zenith National Insurance Corp. Ms. Reynolds is 50 years old.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

ITEM 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for 2008. As a matter of good corporate governance, the Board would like stockholders to ratify this appointment, even though ratification is not legally necessary. If stockholders do not ratify this appointment, the Board may, but is not required to, reconsider such appointment.

Ernst & Young LLP has served as the independent registered public accounting firm for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP will attend the Annual Meeting, may make a statement and will be available to respond to appropriate questions.

During the years ended December 31, 2006 and 2007, Ernst & Young LLP billed CoStar the fees set forth below, including expenses, in connection with services rendered to CoStar:

	Year Ended December 31, 2006	Year Ended December 31, 2007
Audit Fees	$692,586	$793,583
Audit Related Fees	$8,879	$0
Tax Fees	$33,000	$42,800
All Other Fees	$0	$0
Total	$734,465	$836,383

Ernst & Young LLP did not provide any financial information systems design and implementation services to the Company for the years ended December 31, 2006 and 2007.

Audit Fees include fees for services performed for the audit of CoStar’s annual financial statements, review of financial statements included in CoStar’s periodic filings with the Securities and Exchange Commission (the “SEC”), audit of CoStar’s internal control over financial reporting and statutory audits required internationally. This category also includes fees for statutory audits, consents and assistance with and review of documents filed with the SEC.

Audit Related Fees include fees associated with assurance and related services that are reasonably related to the performance of the audit or review of CoStar’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions. The reported audit related fees for 2006 represent advisory fees paid to Ernst & Young in connection with CoStar’s acquisition of Grecam S.A.S. in France.  There were no audit related fees for 2007.

Tax Fees primarily include fees associated with tax return preparation, tax compliance, tax advice and tax planning. This category also includes fees associated with the tax planning on mergers and acquisitions and restructurings.  In 2007, Tax Fees included charges for services provided in connection with the adoption of Financial Accounting Standards Board Interpretation 48 Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109 (FIN 48).

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is that all audit and non-audit services provided by CoStar’s independent registered public accounting firm, Ernst & Young LLP, shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Pre-approval spending limits for permissible non-audit services are established on a periodic basis, detailed as to a particular service or category of services to be performed and implemented by CoStar’s financial officers. Any audit or non-audit service fees that may be incurred by CoStar during a period that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit Committee prior to the performance of services. CoStar’s Chief Financial Officer reports to the Audit Committee on a quarterly basis on all services rendered by the independent registered public accounting firm for which pre-approval has been granted and all fees paid to the independent registered public accounting firm for such services during the current year and the previous quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time.

All fees paid to the independent registered public accounting firm in 2007 were pre-approved by the Audit Committee, and therefore no services were approved after the services were rendered pursuant to the “de minimus” exception established by the SEC for the provision of non-audit services.

THE BOARD RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR 2008.

OTHER MATTERS

We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best in their discretion.

STOCKHOLDER PROPOSALS AND NOMINATIONS
FOR DIRECTORS FOR THE 2009 ANNUAL MEETING

A stockholder who intends to introduce a proposal for consideration at our 2009 Annual Meeting of Stockholders may seek to have that proposal and a statement in support of the proposal included in our proxy statement if the proposal relates to a subject that is permitted under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”). Additionally, in order to be eligible for inclusion in our proxy statement, the stockholder must submit the proposal and supporting statement to our Corporate Secretary in writing not later than Thursday, January 2, 2009, and must satisfy the other requirements of Rule 14a-8. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our bylaws provide that any such proposals or nominations must be submitted to us no less than 60 or more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors or bring other proposals outside of Rule 14a-8 at the 2009 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before Saturday, April 11, 2009, but no sooner than Thursday, March 12, 2009, to be considered “timely” within the meaning of Rule 14a-4. The stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of common stock. Proposals or nominations not meeting these requirements will not be entertained at the 2009 Annual Meeting.

ADDITIONAL INFORMATION

Board Meetings and Committees

In accordance with applicable Delaware law and the Company’s Bylaws, the business and affairs of the Company are managed under the direction of its Board. The Board, which is elected by the Company’s stockholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the stockholders. The Board selects, advises and monitors the performance of the Company’s senior management team, which is charged with the conduct of the Company’s business. The Board has established certain standing committees to assist it in fulfilling its responsibilities as described below.

During 2007, the Board of Directors held four meetings and acted on three occasions by unanimous consent. The Board has Audit, Compensation and Nominating & Corporate Governance committees. All directors attended at least 75% of the meetings of the Board and the committees of which they were members.

Board Committees

The following table sets forth the composition of each of our Board committees as of the date of this proxy statement.

Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Warren H. Haber (Chairman)	Christopher J. Nassetta (Chairman)	Josiah O. Low, III (Chairman)
Josiah O. Low, III	David Bonderman	Michael R. Klein
Catherine B. Reynolds	Warren H. Haber	Christopher J. Nassetta
Michael R. Klein

Audit Committee.  The Audit Committee is currently composed of Warren H. Haber (Chairman), Josiah O. Low, III and Catherine B. Reynolds. CoStar’s Board has determined that each of the members of our Audit Committee is independent as defined under Rule 4200(a)(15) of the NASD Listing Standards for NASDAQ-listed companies. In addition, the Board has determined that Committee members Haber, Low and Reynolds are each “audit committee financial experts,” as defined by regulations promulgated by the SEC.  During 2007, the Audit Committee met five times and acted on three occasions by unanimous written consent. The Audit Committee’s responsibility is to assist the Board in fulfilling its oversight responsibilities as to accounting policies, internal controls, audit activities and reporting practices of the Company. The Audit Committee is also responsible for producing the report of the Audit Committee for inclusion in the Company’s proxy statement. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

Compensation Committee.  The members of the Compensation Committee are Christopher J. Nassetta (Chairman), David Bonderman, Warren H. Haber and Michael R. Klein. CoStar’s Board has determined that each of the members of our Compensation Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. In 2007, the Committee met two times and acted on two occasions by unanimous written consent. The Compensation Committee operates under a written charter adopted by the Board and reviewed annually by the Compensation Committee.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the Company’s executive officers and directors, as well as to produce the Compensation Committee report on executive compensation for inclusion in the Company’s proxy statement.  The Compensation Committee’s authority and responsibilities include:

•
overseeing the Company’s compensation structure, policies and programs for executive officers and assessing whether the compensation structure establishes appropriate incentives for the executive officers;

•
reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers of the Company, evaluating those executive officers’ performance in light of their goals and setting their compensation levels based on the Committee’s evaluation and the recommendations of the CEO;

•	approving stock options and other stock incentive awards for executive officers;
•	reviewing and approving the design of benefit plans pertaining to executive officers;
•	reviewing and recommending employment agreements for executive officers;
•	approving, amending or modifying the terms of any compensation or benefit plan that does not require shareholder approval; and
•	reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.

In addition, the Board has designated the Compensation Committee as the Administrator of both the Company’s 1998 Stock Incentive Plan, as amended (the “1998 Plan”), and the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”).  The Compensation Committee may delegate its duties or responsibilities to a subcommittee of the Compensation Committee, and it has authority to retain and to direct management to retain outside advisors and experts that it determines appropriate to assist with performance of its functions.

Our Chief Executive Officer and Chief Financial Officer make recommendations to the Committee for each element of compensation awarded to executives, but the Compensation Committee must approve each element of (and any changes to) executive compensation.  Periodically, the Committee also retains independent compensation consulting firms to assist it in gathering necessary benchmarking data and to provide it with information about trends in compensation among comparably sized companies.  Most recently, the Committee retained Towers Perrin in 2006 and made several changes to the Company’s executive compensation structure based in part on Tower Perrin’s recommendations, as described below in the section titled “Compensation Discussion and Analysis” beginning on page 17 of this Proxy Statement. Towers Perrin reported directly to the Committee through its chair, and, at the direction of the Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to executive officer compensation for 2007 and future years.  The Company did not engage an outside consulting firm in 2007.  In future years, the Committee plans at its discretion to retain Towers Perrin (or another consulting firm) to update or perform new studies to be used in connection with its executive compensation decisions.

  Nominating & Corporate Governance Committee.  The members of the Nominating & Corporate Governance Committee are Josiah O. Low, III (Chairman), Michael R. Klein and Christopher J. Nassetta. CoStar’s Board has determined that each of the members of our Nominating & Corporate Governance Committee is independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies. The purpose of the Nominating & Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board director candidates to be nominated at the Annual Meeting of Stockholders and perform a leadership role in shaping the Company’s corporate governance. In 2007, the Committee met one time and acted on one occasion by unanimous written consent.  The Nominating & Corporate Governance Committee operates under a written charter adopted by the Board and reviewed annually by the Nominating & Corporate Governance Committee.

All of the charters for the Company’s Board committees are available on the Company’s website, www.costar.com. You will find the charters by clicking on “Corporate Info”, then “Investors”, then “Corporate Governance.”

Corporate Governance Matters

Identifying and Evaluating Nominees

The Nominating & Corporate Governance Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board, officers and employees of CoStar, and other sources that the Committee deems appropriate. The Nominating & Corporate Governance Committee will also consider Board nominees suggested by stockholders subject to such recommendations being made in accordance with CoStar’s Bylaws and applicable laws. Specifically, any stockholder recommendation for a nominee for director to be voted upon at the 2009 Annual Meeting of Stockholders should be submitted in writing to our Corporate Secretary at 2 Bethesda Metro Center, Tenth Floor, Bethesda, MD  20814 no less than 60 nor more than 90 days before the first anniversary date of the preceding year’s annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors at the 2009 Annual Meeting must give notice of their intention to do so in writing to our Corporate Secretary on or before Saturday, April 11, 2009, but no sooner than Thursday, March 12, 2009. The stockholder’s submission must include as to each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of stock of the Company which are beneficially owned and of record by such stockholder and such beneficial owner. These requirements are separate from and in addition to the requirements that stockholders must meet to include proposals in the proxy materials for the 2009 Annual Meeting, discussed earlier in this Proxy Statement.

When evaluating nominees for director, the Nominating & Corporate Governance Committee considers, among other things, an individual’s business experience and skills, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Nominating & Corporate Governance Committee also considers that individual’s past contribution and future commitment to CoStar. The Nominating & Corporate Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There is no difference in the manner by which the Nominating & Corporate Governance Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

Because of Ms. Reynolds’ decision not to stand for reelection, the Nominating & Corporate Governance Committee undertook a search for a new Board candidate.  The Committee members and our Chief Executive Officer compiled a list of potential candidates in the real estate and technology industries.  Through this process, Mr. Glosserman was identified by the Committee.  The Nominating & Corporate Governance Committee evaluated Mr. Glosserman based on the standards and qualifications set forth above and determined to recommend him to the Board to nominate for election to the Board by the Stockholders.  The Committee did not use a third party search firm during this process.

Stockholder Communications with the Board

Stockholders may communicate with our Board by sending written correspondence to CoStar Group, Inc., Attention: Corporate Secretary, 2 Bethesda Metro Center, Bethesda MD 20814. Such communications will be opened by the Corporate Secretary. A copy of the contents will be made and retained by the Corporate Secretary and the contents will be promptly forwarded to the Chairman of the Nominating & Corporate Governance Committee. The Corporate Secretary together with the Chairman of the Nominating & Corporate Governance Committee and his duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Chairman of the Nominating & Corporate Governance Committee is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board or other appropriate body.

Independent Directors and Executive Sessions

CoStar’s Board has determined that Messrs. Klein, Bonderman, Glosserman, Haber, Low, Nassetta and Reynolds are each independent as defined under Rule 4200(a)(15) of the NASD’s Listing Standards for NASDAQ-listed companies.  In making this determination, the board determined that none of the independent directors has any direct or indirect relationship with the company other than his or her relationship as a director.

The independent directors of the Board of Directors meet in regularly scheduled executive sessions, which are typically run by the Chairman of the Board, Mr. Klein.

Policy Regarding Attendance at Annual Meetings

CoStar encourages, but does not require, directors to attend the Annual Meetings of Stockholders. In 2007, Messrs. Klein and Florance attended the Annual Meeting of Stockholders.

Codes of Conduct

CoStar has adopted a Code of Conduct for its directors. In addition, CoStar has adopted a separate Code of Conduct for its officers and employees, including its principal executive officer and principal financial officer. Copies of each of these codes may be found on the Company’s website, www.costar.com. You will find the codes by clicking on “Corporate Info,” then “Investors” and then “Corporate Governance.”

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements for 2007. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the PCAOB in Rule 3200T. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T, and discussed with them their independence from the Company and its management. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditors’ independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

By the Audit Committee
of the Board of Directors
April 28, 2008

Warren H. Haber, Chairman
Josiah O. Low, III
Catherine B. Reynolds

Director Compensation

The Compensation Committee of the Board annually reviews director compensation for service on the Board and for service on any Board committees and subsequently recommends director compensation and any changes to such compensation to the Board for approval.  The Board annually reviews and approves director compensation for Board and committee services based on the recommendations of the Compensation Committee.  Current director compensation is set out below.

Board Fees.  Each director, other than the Chairman of the Board and any employee director, receives $20,000 annually as compensation for serving on the Company’s Board.

Attendance Fees.  Each director, other than the Chairman of the Board and any employee director, receives $2,000 for each meeting of the Board attended in person or by telephone. Attendance fees are not paid for special meetings attended by telephone or other similar means of remote communication.

Chairman.  The Chairman of the Board receives $120,000 annually as compensation for additional services that he is required to perform in his role as Chairman.

Stock Grants.  Annually on the date of the first Board meeting following the annual meeting of stockholders: (a) each non-employee Board member is entitled to receive a restricted stock grant worth at least $72,000 on the date of grant; (b) the Chairperson of the Audit Committee is entitled to receive a restricted stock grant worth at least $30,000 on the date of grant; (c) each member of the Audit Committee (other than the Chairperson) is entitled to receive a restricted stock grant worth at least $15,000 on the date of grant; and (d) the Chairperson of each of the Compensation and Nominating & Corporate Governance Committees of the Company is entitled to receive a restricted stock grant worth at least $15,000 on the date of grant. Each such restricted stock grant to the directors is made based on the fair market value of the Company’s common stock on the date of grant and vests over four years, as long as the director is still serving on our Board on such vesting date.

During 2007, each non-employee director received a grant of 1,365 shares of restricted stock valued at a price per share of $52.75, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as such director is still serving on our Board on such vesting date.

During 2007, Warren H. Haber, as the Chairman of the Audit Committee, received a grant of 569 shares of restricted stock valued at a price per share of $52.75, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Haber is still serving on our Board on such vesting date.

During 2007, Josiah O. Low, III and Catherine B. Reynolds, as members of the Audit Committee, each received a grant of 285 shares of restricted stock valued at a price per share of $52.75, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as the respective committee member is still serving on our Board on such vesting date.

During 2007, Christopher J. Nassetta, as the Chairman of the Compensation Committee, received a grant of 285 shares of restricted stock valued at a price per share of $52.75, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Nassetta is still serving on our Board on such vesting date.

During 2007, Josiah O. Low, III, as the Chairman of the Nominating & Corporate Governance Committee, received a grant of 284 shares of restricted stock valued at a price per share of $52.75, the fair market value of the Company’s stock on the date of grant. One-fourth of these shares will vest on each anniversary of the date of grant over four years, as long as Mr. Low is still serving on our Board on such vesting date.

Expenses.  Each director is entitled to reimbursement of his expenses for serving as a member of our Board, including expenses in connection with attending each meeting of the Board and each meeting of any committee.

Director Compensation Table for Fiscal-Year 2007

The following Director Compensation table shows the compensation we paid in 2007 to our non-employee directors.

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards(2) ($)		Option Awards(3) ($)		Total ($)
Michael R. Klein, Chairman	$120,000	$41,099	(4a)	$24,089	(4b)	$185,188
David Bonderman	$28,000	$41,099	(5a)	$24,089	(5b)	$93,188
Warren H. Haber	$28,000	$58,211	(6a)	$33,725	(6b)	$119,936
Josiah O. Low, III	$26,000	$58,211	(7a)	$28,907	(7b)	$113,118
Christopher J. Nassetta	$28,000	$49,657	(8a)	$24,089	(8b)	$101,746
Catherine B. Reynolds	$26,000	$49,657	(9a)	$19,352	(9b)	$95,009

__________

(1)	This column shows the amount of cash compensation earned in 2007 for Board and Committee service.
(2)
This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year fair value of restricted stock granted in 2007 and prior fiscal years, in accordance with FAS 123R.  The award fair values for 2007 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2007 (Note 13, Employee Benefit Plans).

(3)
This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fiscal year fair value of stock options granted in 2007 and prior fiscal years, in accordance with FAS 123R.  The award fair values for 2007 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2007 (Note 13, Employee Benefit Plans).

(4a)
The grant date fair value of the restricted stock award granted to Mr. Klein on September 14, 2007 is $72,003.75, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Mr. Klein held 779 shares of restricted common stock granted on October 7, 2005, 1,369 shares of restricted common stock granted on September 7, 2006, and 1,365 shares of restricted common stock granted on September 14, 2007.

(4b)	As of December 31, 2007, Mr. Klein held options to purchase up to 19,000 shares of common stock, 17,750 of which are currently exercisable.
(5a)
The grant date fair value of the restricted stock award granted to Mr. Bonderman on September 14, 2007 is $72,003.75, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Mr. Bonderman held 779 shares of restricted common stock granted on October 7, 2005, 1,369 shares of restricted common stock granted on September 7, 2006, and 1,365 shares of restricted common stock granted on September 14, 2007.

(5b)	As of December 31, 2007, Mr. Bonderman held options to purchase up to 20,000 shares of common stock, 18,750 of which are currently exercisable.
(6a)
The grant date fair value of the restricted stock award granted to Mr. Haber on September 14, 2007 is $102,018.50, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Mr. Haber held 1,103 shares of restricted common stock granted on October 7, 2005, 1,939 shares of restricted common stock granted on September 7, 2006, and 1,934 shares of restricted common stock granted on September 14, 2007.

(6b)	As of December 31, 2007, Mr. Haber held options to purchase up to 28,000 shares of common stock, 26,250 of which are currently exercisable.
(7a)
The grant date fair value of the restricted stock award granted to Mr. Low on September 14, 2007 is $102,018.50, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Mr. Low held 1,103 shares of restricted common stock granted on October 7, 2005, 1,939 shares of restricted common stock granted on September 7, 2006, and 1,934 shares of restricted common stock granted on September 14, 2007.

(7b)	As of December 31, 2007, Mr. Low held options to purchase up to 22,000 shares of common stock, 20,500 of which are currently exercisable.
(8a)
The grant date fair value of the restricted stock award granted to Mr. Nassetta on September 14, 2007 is $87,037.50, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Mr. Nassetta held 941 shares of restricted common stock granted on October 7, 2005, 1,654 shares of restricted common stock granted on September 7, 2006, and 1,650 shares of restricted common stock granted on September 14, 2007.

(8b)	As of December 31, 2007, Mr. Nassetta held options to purchase up to 15,000 shares of common stock, 13,750 of which are currently exercisable.
(9a)
The grant date fair value of the restricted stock award granted to Ms. Reynolds on September 14, 2007 is $87,037.50, based on the closing stock price on the date of grant, which was $52.75.  As of December 31, 2007, Ms. Reynolds held 941 shares of restricted common stock granted on October 7, 2005, 1,654 shares of restricted common stock granted on September 7, 2006, and 1,650 shares of restricted common stock granted on September 14, 2007.

(9b)	As of December 31, 2007, Ms. Reynolds held options to purchase up to 5,000 shares of common stock, 3,750 of which are currently exercisable.

Executive Officers and Key Employees

The following table lists our current executive officers and key employees:

Name	Age(1)	Years of Service(2)	Position
Andrew C. Florance*	44	21	Chief Executive Officer, President and Director
Brian J. Radecki*	37	11	Chief Financial Officer and Treasurer
Jennifer L. Kitchen*	35	14	Sr. Vice President of Research
Paul Marples*	46	7(3)	Managing Director, CoStar UK Limited
Christopher R. Tully*	51	4	Sr. Vice President of Sales and Customer Service
Jonathan Coleman	43	8	General Counsel and Secretary
Craig Farrington	50	25(3)	Vice President of Research
Frank Simuro	41	9	Chief Information Officer
John Stanfill	40	13	Sr. Vice President, Marketing & Product Management
Dean Violagis	41	19	Vice President of Research
____________

*           Executive Officer.

(1)	Age determined as of June 1, 2008.
(2)	Years of service include the current year of service.
(3)	Includes years of service with acquired companies.

Information about Mr. Florance appears above under “Item 1 — Election of Directors.” Information about each of the other individuals appears below.

Brian J. Radecki, our Chief Financial Officer and Treasurer, first joined the Company in 1997 as our Corporate Controller.  Prior to his appointment as Chief Financial Officer in 2007, Mr. Radecki served as Vice President of Research Operations, the Company’s largest operating area, and before that he was Director of Accounting and Finance where he was involved in every aspect of the company's accounting and finance functions in the U.S. and U.K.  Also, from February 2000 until February 2001, he was Chief Financial Officer of Comps, Inc. (formerly a wholly owned subsidiary of the Company). Before joining CoStar, Mr. Radecki was the Accounting Manager at Axent Technologies, Inc. (“Axent”), a publicly held international security software company. Prior to Axent, Mr. Radecki worked at Azerty, Inc. and the public accounting firm, Lumsden & McCormick, LLP, in Buffalo, NY. Mr. Radecki received a B.S. in business administration and a dual degree in both accounting and finance from the State University of New York at Buffalo.

Jennifer L. Kitchen, our Senior Vice President of Research, first joined CoStar in 1994 as a research analyst for the company’s first New York City research team.  Prior to her appointment as Senior Vice President of Research in 2006, Ms. Kitchen held management positions with increasing responsibility.  Between 1995 and 1997, she led CoStar’s research expansion into the Los Angeles market and managed its research operations on the West Coast. In 1998, Ms. Kitchen established CoStar’s first field research and photography operations and was subsequently promoted to Director of Field Research and Photography. She was appointed Vice President of Field Research in 2004, where she led the company’s overall field operations for collecting building-level data and photographing properties throughout the United States. Ms. Kitchen is responsible for our entire research operations. Ms. Kitchen holds a B.A. in history from Wellesley College.

Paul Marples, the Managing Director of our U.K. subsidiary, CoStar UK Limited, is in charge of our CoStar FOCUS service and our European operations.  Mr. Marples joined us upon the acquisition of Property Investment Exchange Limited (Propex) in February 2007.  Mr. Marples previously served as Managing Director of Propex from 2001 to 2007. Mr. Marples began his career in the commercial property industry in 1984, as a Chartered Surveyor for Weatherall Green and Smith (Atisreal) in London and Spain. From 1984 to 1996, Mr. Marples rose from Chartered Surveyor to Partner (London) to Managing Director (Spain) of Weatherall Green and Smith. In 1996, he established Brown Cooper Marples (BCM), a London-based investment brokerage firm where he served as Managing Director, before helping launch Propex beginning in 2001 through the consolidation of a number of property-related, Internet-based businesses. Mr. Marples received a M.A. in geography from Oxford University.

Christopher R. Tully, our Senior Vice President of Sales and Customer Service, joined us in December 2004. From July 2002 until December 2004, Mr. Tully was Group Vice President of Sales for GTSI, Corp., a provider of information technology solutions to federal, state and local governments worldwide. Before joining GTSI, from May 2001 to June 2002, Mr. Tully was Director of Sales for the Preferred Accounts Division at Dell Computer Corporation. Prior to that, from June 1998 to April 2001, Mr. Tully served as Director of Sales in Dell’s Business Systems Division. Prior to his employment with Dell, Mr. Tully served as Vice President — Worldwide Digital Office Marketing at Xerox Corp., where he worked for sixteen years in sales and marketing. Mr. Tully received a B.A. in English from Georgetown University.

Jonathan Coleman, our General Counsel and Secretary, first joined us in May 2000 as Deputy General Counsel. He has served as General Counsel and Secretary since July 2005. From October 1996 to May 2000, Mr. Coleman was a Trial Attorney with the U.S. Department of Justice’s Civil Division. Prior to that, Mr. Coleman was an associate at Fried, Frank, Harris, Shriver & Jacobson, where he practiced commercial litigation. Mr. Coleman received a B.A. in economics and public policy studies from Dickinson College and his J.D. from George Washington University.

Craig S. Farrington, our Vice President of Research, joined the Company as a result of the merger of COMPS.COM and CoStar Group, Inc. in February 2000. Mr. Farrington is responsible for our SanDiego, California research operations and has product management responsibility for CoStar COMPS®. Mr. Farrington joined COMPS.COM in 1983, where he served in various senior management roles throughout the company, including Vice President of Marketing and Product Development. Mr. Farrington received a B.A. in business and economics from Westmont College.

Frank Simuro, our Chief Information Officer, first joined the Company in December 1999 as Director of Information Systems. He served as Senior Vice President of Information Systems from May 2005 to January 2008. Prior to joining CoStar, Mr. Simuro was Director of Data Warehousing at GRC International. Prior to GRC, Mr. Simuro was a technology consultant specializing in operational efficiency and database technologies. Mr. Simuro received a M.S. in information systems from George Washington University and a B.A. in computer science from State University of New York — Geneseo.

John Stanfill, our Senior Vice President of Marketing & Product Management, first joined us in June 1995 as an Account Executive for the New York City market.  Since then, he has held positions of increasing responsibility at CoStar, ranging from business development and national market expansion to management of the Company’s Inside Sales Division.  Before being appointed Senior Vice President of Marketing & Product Management, Mr. Stanfill held the position of Vice President of Product Management from December 2007 to early 2008.  Mr. Stanfill received a B.A. from Boston University.

Dean L. Violagis, our Vice President of Research, joined us in 1989 as a research analyst. He has served as Vice President of Research since May 1996.  Over the years, he has been involved in the company’s geographic market expansion. Mr. Violagis is responsible for our Bethesda, Maryland research operations. Mr. Violagis received a B.A. in real estate finance from American University.

Stock Ownership Information

The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2008, unless otherwise noted, by:

•
our Chief Executive Officer and President, our Chief Financial Officer, the three most highly compensated executive officers of the Company (other than the CEO and CFO) who were serving as executive officers on December 31, 2007, consisting of our three other executive officers, our former CFO who served in that capacity during 2007, and one additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer as of December 31, 2007 (whom we refer to collectively in this proxy statement as the “named executive officers”);

•	each of our current directors and our nominee for director;

•
each person we know to be the beneficial owner of more than 5% of the outstanding common stock (based solely upon Schedule 13D and Schedule 13G filings with the Securities and Exchange Commission, which can be reviewed for further information on each such beneficial owner’s holdings); and

  •      all of our named executive officers, our current directors and our nominee for director as a group.

Name and Address(1)	Shares Beneficially Owned (1)	Percentage of Outstanding Shares(1)
Michael R. Klein(2)	923,497	4.73
Andrew C. Florance(3)	444,967	2.25
Brian J. Radecki(4)	27,429	*
Frank Carchedi	16,043	*
Jennifer L. Kitchen(5)	18,329	*
Christopher R. Tully(6)	65,289	*
Paul Marples(7)	29,249	*
Craig Farrington(8)	65,456	*
David Bonderman(9)	284,489	1.46
Michael J. Glosserman	0	—
Warren H. Haber(10)	116,284	*
Josiah O. Low, III(11)	34,224	*
Christopher J. Nassetta(12)	19,486	*
Catherine B. Reynolds(13)	9,486	*
Baron Capital Group, Inc and related entities and persons(14)	1,855,500	9.51
FMR LLC and Edward C. Johnson 3d(15)	2,893,060	14.83
Federated Investors, Inc. and related entities and persons(16)	1,605,575	8.23
Janus Capital Management LLC(17)	2,375,229	12.17
Morgan Stanley and related entity(18)	2,445,286	12.53
TimesSquare Capital Management, LLC(19)	1,395,189	7.15
Transamerica Investment Management, LLC(20)	1,337,744	6.86
All directors, nominees and named executive officers as a group (14 persons)(21)	2,054,228	10.28
____________

(1)
Unless otherwise noted, each listed person’s address is c/o CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Exchange Act, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2008, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the indicated shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2008, the Company had 19,511,749 shares of common stock outstanding.

(2)	Includes 17,750 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 3,513 shares of restricted stock that are subject to vesting restrictions.

(3)	Includes 237,472 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 80,849 shares of restricted stock that are subject to vesting restrictions.

(4)	Includes 9,208 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 15,510 shares of restricted stock that are subject to vesting restrictions.

(5)	Includes 10,266 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 7,486 shares of restricted stock that are subject to vesting restrictions.

(6)	Includes 54,633 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 10,069 shares of restricted stock that are subject to vesting restrictions.

(7)	Includes 9,600 shares of restricted stock that are subject to vesting restrictions.

(8)	Includes 58,833 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 5,381 shares of restricted stock that are subject to vesting restrictions.

(9)	Includes 18,750 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 3,513 shares of restricted stock that are subject to vesting restrictions.

(10)
Includes 6,000 shares held by Mr. Haber’s spouse and excludes 20,000 shares held by Mr. Haber’s adult son for which Mr. Haber disclaims beneficial ownership. Also includes 26,250 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 4,976 shares of restricted stock that are subject to vesting restrictions.

(11)
Includes 1,000 shares held by Mr. Low’s spouse for which Mr. Low disclaims beneficial ownership. Also includes 20,500 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 4,976 shares of restricted stock that are subject to vesting restrictions.

(12)	Includes 13,750 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 4,245 shares of restricted stock that are subject to vesting restrictions.

(13)	Includes 3,750 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 4,245 shares of restricted stock that are subject to vesting restrictions.

(14)
Based on a Schedule 13G/A filed by Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”) and Ronald Baron on February 14, 2008. BCG and Ronald Baron both had sole voting power with respect to no shares, shared voting power with respect to 1,731,000 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,855,500 shares. BAMCO had sole voting power with respect to no shares, shared voting power with respect to 1,624,000 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 1,744,000 shares. Baron Capital Management, Inc. (“BCM”) had sole voting power with respect to no shares, shared voting power with respect to 107,000 shares, sole dispositive power with respect to no shares, and shared dispositive power with respect to 111,500 shares. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of the reporting person is 767 Fifth Avenue, New York, NY 10153.

(15)
Based on a Schedule 13G/A filed by FMR LLC on February 14, 2008. The reporting person had sole voting power with respect to no shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,893,060 shares, and shared dispositive power with respect to no shares. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 2,893,060 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Mid Cap Stock Fund, amounted to 1,750,000 shares or 8.97% of the common stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 2,893,060 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of the reporting person is 82 Devonshire Street, Boston, MA 02109.

(16)
Based on a Schedule 13G/A filed by Federated Investors, Inc. on February 13, 2008. The reporting person had sole voting power with respect to 1,605,575 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,605,575 shares, and shared dispositive power with respect to no shares. Federated Investors, Inc. is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the “Investment Advisers”), which act as investment advisers to registered investment companies and separate accounts that own shares of our common stock (the “Reported Securities”). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc. (the “Parent”). All of the Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Trust”) for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the “Trustees”). The Trustees joined in filing the Schedule 13G/A because of the collective voting control that they exercise over the Parent. The Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities. The address of the reporting person is Federated Investors Towers, Pittsburgh, PA 15222-3779.

(17)
Based on a Schedule 13G/A filed by Janus Capital Management LLC (“Janus Capital”) on February 14, 2008. The reporting person had sole voting power with respect to 2,375,229 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,375,229 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 151 Detroit Street, Denver, CO 80206.  Janus Capital has an indirect 86.5% ownership stake in Enhanced Investment Technologies LLC (“InTech”) and an indirect 30% ownership stake in Perkins, Wolf, McDonnell and Company, LLC (“Perkins Wolf”).  Due to this ownership structure, holdings for Janus Capital, Perkins Wolf and InTech are aggregated in their Schedule 13G/A.

(18)
Based on a Schedule 13G/A filed by Morgan Stanley on February 14, 2008. The reporting person had sole voting power with respect to 2,273,085 shares, shared voting power with respect to no shares, sole dispositive power with respect to 2,445,286 shares, and shared dispositive power with respect to no shares.  The securities being reported upon by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Morgan Stanley Investment Management Inc., an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E), as amended. Morgan Stanley Investment Management Inc. is a wholly owned subsidiary of Morgan Stanley.  Morgan Stanley Investment Management Inc. had sole voting power with respect to 1,660,967 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,761,137 shares, and shared dispositive power with respect to no shares.  The address of the reporting person is 1585 Broadway, New York, NY 10036, and the address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY  10036.

(19)
Based on a Schedule 13G/A filed by TimesSquare Capital Management, LLC on January 31, 2008. The reporting person had sole voting power with respect to 1,257,389 shares, shared voting power with respect to no shares, sole dispositive power with respect to 1,395,189 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 1177 Avenue of the Americas — 39th Floor, New York, NY 10036.

(20)
Based on a Schedule 13G/A filed by Transamerica Investment Management, LLC on February 14, 2007. The reporting person had sole voting power with respect to 1,096,340 shares, shared voting power with respect to 17 shares, sole dispositive power with respect to 1,337,744 shares, and shared dispositive power with respect to no shares. The address of the reporting person is 11111 Santa Monica Boulevard, Suite 820, Los Angeles, CA 90025.

(21)	Includes 471,162 shares issuable upon options exercisable within 60 days of April 1, 2008, as well as 154,363 shares of restricted stock that are subject to vesting restrictions.

Plan Shares Outstanding

The following table sets forth information with respect to the Company’s equity compensation plans approved by security holders. The Company does not have any equity compensation plans not approved by security holders. The information in this table is as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders (1)	967,845	$33.25	1,055,998
__________

(1)           The Company’s 1998 Plan and the Company’s 2007 Plan, provide for various types of awards, including options and restricted stock grants.  In April 2007, the Company’s Board of Directors adopted the 2007 Plan, subject to stockholder approval, which was obtained on June 7, 2007.  All shares of common stock that were authorized for issuance under the 1998 Plan that, as of June 7, 2007, remained available for issuance under the 1998 Plan (excluding shares subject to outstanding awards) were rolled into the 2007 Plan and, as of that date, no shares of common stock remained available under the 1998 Plan.  The 1998 Plan continues to govern unexercised and unexpired awards issued under the 1998 Plan prior to June 7, 2007.

Compensation Committee Interlocks and Insider Participation

Messrs. Nassetta, Bonderman, Haber and Klein, the current members of the Compensation Committee, are each non-employee directors. Mr. Klein serves as the Chairman of the Board of the Company. During 2007, none of the members of the Compensation Committee were officers or employees of the Company or any of its subsidiaries. During 2007, none of the Company’s executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or Compensation Committee member of the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s 2008 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2008.

By the Compensation Committee
of the Board of Directors
April 28, 2008

Christopher J. Nassetta, Chairman
Warren H. Haber
David Bonderman
Michael R. Klein

Compensation Discussion and Analysis

Compensation Philosophy and Objectives

The Company’s Compensation Committee (the “Committee”) is responsible for designing and maintaining the Company’s executive compensation program consistent with the objectives below. The Committee operates under a written charter approved by the Board.  For additional information about the Committee’s authority and its ability to delegate its authority, see the section of this proxy statement titled “Additional Information—Board Meetings and Committees—Compensation Committee” on page 7.  The Committee annually establishes and reviews all forms of direct compensation, including base salaries, annual incentive bonuses, and both the terms and types of equity awards, for the Company’s named executive officers.

The Company’s executive compensation program seeks to

•	link executive compensation with the achievement of overall corporate goals,
•	encourage and reward superior performance, and
•	assist the Company in attracting, motivating and retaining talented executives.

Accordingly, executive compensation is structured to ensure that a significant portion of compensation paid to named executive officers is directly related to the Company’s short-term and long-term performance, thereby aligning the interests of named executive officers with those of the Company’s stockholders. For example, as discussed below, a major portion of the named executive officers’ opportunities under the Company’s cash incentive and equity compensation programs is tied to the Company’s revenue growth objectives, earnings objectives and stock performance. The Committee also recognizes that the market for executives in the commercial real estate information services industry is highly competitive, and therefore seeks to provide a competitive total compensation package so that the Company may maintain its leadership position in this industry by attracting, retaining, and motivating executives capable of enhancing stockholder value.

Determination of Executive Compensation

As part of the compensation review process, the Committee annually reviews and approves each element and the mix of compensation that comprises each named executive officer’s total compensation package.  Our Chief Executive Officer and Chief Financial Officer make recommendations to the Committee for each element of compensation awarded to named executive officers (including establishment of individual and corporate financial goals), but the Compensation Committee must approve each element of (and any changes to) executive compensation.  The Committee may consider a number of factors in establishing or revising each named executive officer’s total compensation, including individual performance, the Company’s financial performance, external market and peer group practices, current compensation arrangements, certain internal pay equity considerations and long-term potential to enhance stockholder value.  Particular factors considered by the Committee with respect to each element of executive compensation are discussed below.  As in past years, for 2007 the Committee reviewed information quantifying each element of the named executive officers’ compensation, including base pay, annual cash incentives and equity awards.

Periodically the Committee also retains independent compensation consulting firms to assist it in gathering necessary benchmarking data and to provide it with information about trends in compensation among comparably sized companies. The Committee believes that comparing the compensation of each of the Company’s named executive officers with executives in comparable positions at these peer companies helps to ensure that the total compensation provided to the Company’s named executive officers is set at an appropriate level to reward, attract and retain top performers over the long term.  Most recently, the Committee retained Towers Perrin in 2006 and made several changes to the Company’s executive compensation structure based in part on Tower Perrin’s recommendations described below.  The details of the Company’s current executive compensation structure are discussed below.

As referenced above, in May 2006, the Committee retained the outside consulting firm of Towers Perrin to assess the competitiveness of the Company’s executive pay structure and to identify potential modifications based on market practices and trends, the Company’s business priorities, structure and growth expectations, and views of management and the Committee. Towers Perrin reported directly to the Committee through its chair, and, at the direction of the Committee chair, also worked directly with the Company’s management to develop materials and proposals with respect to named executive officer compensation for 2007 and future years.  The Company did not engage an outside consulting firm in 2007.  In future years, the Committee plans at its discretion to retain Towers Perrin (or another consulting firm) to update or perform new studies to be used in connection with its executive compensation decisions.

The following is the list of peer companies selected and approved by the Committee in 2006, based upon the recommendation of Towers Perrin, as comparable to the Company in terms of market capitalization and annual revenues, and in terms of product and potential competition for talent or business: Advent Software, Inc.; Advisory Board Company; ANSYS Inc.; Atwood Oceanics Inc.; Brookline Bancorp Inc.; Commercial Net Lease Realty, Cyberonics Inc.; Entertainment Properties Trust; Idenix Pharmaceuticals Inc.; Immucor Inc.; IXIA, LCA-Vision Inc; Matria Healthcare Inc.; The Medicines Company; Myogen Inc.; Onyx Pharmaceuticals Inc.; Quality Systems Inc.; Shuffle Master Inc.; Sycamore Networks Inc.; TALX Corp.; Theravance Inc.; TrustCo Bank Corp NY; CSG Systems International Inc.; Infocrossing Inc.; LoopNet Inc.; and Move Inc. The Towers Perrin study also considered general industry pay data (based on a survey prepared by Towers Perrin) for comparably sized companies based on annual revenues, as well as data processing and information services industry pay data.  The Committee was not made aware of the names of the companies who participated in Towers Perrin’s surveys of general industry pay data and data processing and information services industry pay data.

The Committee utilized peer company and survey data as presented by Towers Perrin when evaluating the executives’ base salary, total cash compensation (base salary and bonus), and total compensation (base salary, bonus and expected value at grant of long-term incentives) for 2007.  In general, the Committee believes that each element of executive compensation is market competitive if it falls within +/- 15% of the median levels of peer company and survey data provided by Towers Perrin.

Towers Perrin presented its preliminary findings to the Committee in September 2006. On December 12, 2006, after having met on several occasions to discuss the Towers Perrin study and its recommendations, the Committee made a number of changes to the Company’s named executive officer compensation program for 2007 and future years, including

-	adjustment of base salaries based on peer group and industry survey data;
-	changing the focus of the annual cash incentive plan from a range focused on “maximum” award values, to a range of opportunities oriented around a “target” level of performance; and
-
revised the structure of annual equity awards to include an annual grant of performance-based restricted stock tied to a range of opportunities oriented around a “target” level of performance pursuant to a four-year plan, and an annual grant of options tied to a target award value.

These changes are consistent with the Committee’s desire to implement an executive compensation program that is aligned with the Company’s performance and is designed to enable the Company to attract, motivate and retain talented executives.  The Committee reevaluates and approves executive compensation each year and, as indicated above, may retain consulting firms in the future to assist with updating or performing studies to be used to assist with executive compensation decisions.

Elements of the Compensation Program

The Company’s executive compensation program consists primarily of base salary, annual cash bonuses and an annual award of restricted stock and stock options.  Additionally, each of our U.S. named executive officers are eligible to receive compensation in the form of a Company 401(k) match, as well as health insurance and similar benefits that are generally available to the Company’s U.S. employees, and our U.K. named executive officer is eligible to receive compensation in the form of a pension scheme contribution to a defined contribution plan and Company-paid private medical insurance. As discussed more fully below, our Senior Vice President of Sales and Customer Service, Christopher Tully, also receives commission payments based on monthly production of our U.S. sales force as a component of his total compensation.

The Company has an employment arrangement with each of its named executive officers that entitles the executive to a specified base salary, an annual cash bonus based on a percentage of base compensation subject to achievement of individual and corporate goals, and an equity award (including restricted stock and stock options), which may vest over time and/or in full after a specified period of time. Each of these components is discussed in further detail below. Overall, the Company strives to motivate its executives with straightforward, transparent and competitive compensation arrangements intended to reward excellent individual and corporate performance and enhance stockholder value.

Base Salaries

Named executive officers’ base salaries set a minimum level of compensation for performance.  Salary levels are reviewed annually by the Committee.  In establishing salary levels for 2007, the Committee considered each executive’s individual responsibilities and performance, prior base salary and total compensation, the pay levels of similarly situated executives within the Company and data on market base salary and total compensation levels (including Towers Perrin peer group and survey data).

The Committee determined, based on the Towers Perrin study, that, except for the Company’s former Chief Financial Officer (Mr. Carchedi, who was acting CFO at the time of the study), the named executive officers’ 2006 base salaries were at or near market competitive levels at the time of the study based on peer group and survey data.  Accordingly, the Committee increased 2007 base salary for Messrs. Tully (Senior Vice President of Sales and Customer Service) and Farrington (Vice President of Research) by 3% over their base salaries for 2006 to account for cost of living adjustments, but increased Mr. Carchedi’s base salary for 2007 by 24% in order to bring it within a market competitive range. Mr. Florance, the Company’s Chief Executive Officer and President, received an 8% increase in his 2007 base pay, due primarily to the Committee’s strong belief that Mr. Florance significantly and directly influences the Company’s overall performance.  Mr. Carchedi resigned effective June 5, 2007, at which time, Mr. Radecki was appointed the Company’s Chief Financial Officer.  Mr. Radecki (our current Chief Financial Officer) received a 46% increase in his base salary to bring it within a market competitive range and as a result of having been promoted to the executive team on June 5, 2007, which was also the effective date of the increase.  Ms. Kitchen (Senior Vice President of Research) received a 41% increase in her base salary to bring it within a market competitive range and as a result of having been promoted to the executive team on December 12, 2006, which was also the effective date of her increase.  Mr. Marples joined the Company in February 2007 as a result of the Company’s acquisition of Property Investment Exchange Ltd. (Propex), and his base salary for 2007 was included in his executive service contract signed in connection with that acquisition.

The Committee reviewed 2007 base salaries in early 2008 and determined to increase the 2008 salaries for the named executive officers (who remain employed by the Company as a named executive officer) by 4% over their salaries for 2007 primarily to account for cost of living adjustments.

Annual Cash Incentive Plan

The Committee administers an annual cash incentive plan under which the Company’s named executive officers may receive a cash bonus based on individual and corporate performance. At the beginning of each year, the Committee establishes individual goals for each named executive officer based upon recommendations from our Chief Executive Officer, as well as Company financial goals that apply to all named executive officers, based upon recommendations from our Chief Executive Officer and our Chief Financial Officer. The Committee also determines the weighting of the various individual and Company financial goals, which may vary among the named executive officers by position due to functional accountability and responsibility and is subject to change from year to year, based upon recommendations from our Chief Executive Officer and Chief Financial Officer. The Committee seeks to establish performance goals that are challenging but realistic given the expected operating environment at the time they are established.  These performance goals are intended to provide named executive officers with incentive to achieve the Company’s short-term financial and operating goals.  After the completion of each year, the Committee reviews individual and Company performance to determine the extent to which the goals were achieved and the actual cash bonus to be paid to the named executive officer.

In the Committee’s view, the use of annual cash bonuses that are based on performance creates a direct link between executive compensation and individual and corporate performance.  After review of our annual incentive program in 2006 and at the recommendation of Towers Perrin, the Committee modified the design of our annual cash incentive plan to focus on a “target” level of performance with potential to earn more or less within the minimum and maximum set award amounts, instead of a payout range previously used by the Company that focused on “maximum” award values.

The modification was designed to eliminate the focus placed on maximum award values and to provide named executive officers a range of opportunities oriented around a “target” award value consistent with most companies within the Towers Perrin peer group.  Commencing with the named executive officers’ 2007 cash incentive awards to be paid in early 2008, the Committee implemented a system with minimum, target and maximum percentages of base salary for each named executive officer’s annual cash incentive award.  These changes remain in effect for 2008 incentive cash awards to be paid in early 2009.  Accordingly, the chart below sets forth the minimum, target and maximum percentages of base salary set by the Committee for each named executive officer’s 2007 and 2008 annual cash incentive awards:

Name	Title	Minimum	Target	Maximum
Andrew Florance	President & CEO	0%	75%	150%
Brian Radecki	CFO & Treasurer	0%	40%	80%
Frank Carchedi(1)	Former CFO & Treasurer	0%	60%	120%
Jennifer Kitchen	Sr. Vice President, Research	0%	55%	110%
Christopher Tully	Sr. Vice President, Sales & Customer Service	0%	25%	50%
Paul Marples	Managing Director, CoStar UK Limited	0%	40%	80%
Craig Farrington(2)	Vice President Research	—	—	—
__________

(1)
Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  Pursuant to his employment agreement, in March 2008 Mr. Carchedi received that portion of his cash bonus that accrued up to the date of his termination for services performed in 2007.  He is not eligible to receive the 2008 annual cash incentive award.

(2)
Mr. Farrington was no longer an executive officer of the Company as of September 2007; however, he is still currently an employee of the Company.  Mr. Farrington’s 2007 bonus was not determined by the Committee, and his potential 2008 annual cash incentive award was not set by the Committee.

These targets generally represent compensation in the 50th to 75th percentile of the Towers Perrin market data for annual cash bonuses and were determined based primarily on peer group and survey data, previous cash incentive awards granted (if applicable) and internal pay equity considerations. The revised compensation structure provides each named executive officer with the potential to earn up to 200% of their target for exceptional performance as measured against pre-established metrics and goals.

Named executive officers are entitled to receive a bonus equal to, greater than or less than the target percentage of his or her base salary depending on whether the individual and the Company achieve the objectives delineated by the Committee at the start of the year, in each case subject to the maximum set percentage of base salary. These objectives include individual qualitative performance goals, as well as Company-wide corporate and financial goals. For 2007, the financial goals were based on the Company’s achievement of:  (1) annual revenue targets included in the Company’s 2007 operating plan approved by the Company’s Board at the beginning of 2007 (the “2007 Operating Plan”); and (2) net income (loss) before interest, income taxes, depreciation and amortization (“EBITDA”) targets included in the 2007 Operating Plan, adjusted to eliminate equity charges.  For 2008, the financial goals are similarly based on achievement of revenue and EBITDA targets included in the Company’s 2008 operating plan approved by the Company’s Board at the beginning of 2008, except that the Committee decided that beginning with awards for 2008 the EBITDA financial goal will not be adjusted to eliminate equity charges in order to simplify the calculation.

The individual performance goals established for the named executive officers at the beginning of 2007 included strategic and leadership goals tailored to the individual’s position and focused on the Company’s short-term strategic initiatives. The financial goals (Company revenue and adjusted EBITDA) established for the named executive officers in 2007 focused on enhancing stockholder value. The individual goals assist the Committee in assessing the named executive officer’s individual performance in key areas that help drive the Company’s operating and financial results, while the financial goals provide a measure to help the Committee to determine the size of awards to the named executive officers based on the Company’s financial results. The use of both of these types of goals advances the Company’s executive compensation philosophy that individual executives be held accountable for both their own individual performance as well as the Company’s performance.  Performance measures and the weighting given to each may change in the Committee’s discretion from year to year.  The measures and the relative weighting of individual and financial performance goals for each of the named executive officers is reviewed by the Committee annually at the beginning of the year.  The Chief Executive Officer reviews and proposes any changes to the measures and the weighting of each one for approval by the Committee based on the Company’s current strategic initiatives and corporate objectives.  The weighting of each of the three measures (or portions) for the named executive officers for 2007 and 2008 are set out in the tables below.

In February 2008, the Committee assessed the Company’s and each named executive officer’s achievement of the goals and targets for 2007 (which was the first year of implementation for the Company’s new compensation program). Information regarding the target percentages of base salary for each named executive officer’s 2007 cash incentive award, percentage of target achieved and actual 2007 cash incentive awards paid to each named executive officer, as well as the relative weighting of individual and financial performance goals for 2007, is shown in the table below.  For 2007, the weighting for each component of the annual cash incentive award was set at 20% for the individual component, 40% for the revenue component, and 40% for the adjusted EBITDA component for all named executive officers, except for Mr. Marples whose entire award was based on individual goals.  Mr. Marples cash incentive award criteria was set by the Chief Executive Officer prior to Mr. Marples' appointment as an executive officer.

2007 Cash Incentive Awards

Name	Title	Target as a % of Salary	Percentage of Target Achieved	Actual Award as a % of Salary	Actual Cash Award ($)
Andrew Florance	President & CEO	75%	122.9%	92%	$404,584
Brian Radecki	CFO & Treasurer	40%	125.9%	50%	$120,845
Frank Carchedi(1)	Former CFO & Treasurer	60%	—	—	—
Jennifer Kitchen	Sr. Vice President, Research	55%	122.9%	68%	$128,410
Christopher Tully	Sr. Vice President, Sales & Customer Service	25%	119.9%	30%	$73,727
Paul Marples(2)	Managing Director, CoStar UK Limited	40%	125.0%	50%	$140,562
Craig Farrington(3)	Vice President Research	—	—	—	—

(1)
Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  Pursuant to his employment agreement, Mr. Carchedi was entitled to a pro-rata portion of his bonus for 2007, which is reflected in the column titled “All Other Compensation” in the Summary Compensation Table on page 27 of this Proxy Statement.  Mr. Carchedi’s post-termination payment was not determined by the Committee, as he was no longer a named executive officer as of the date of determination.

(2)
Mr. Marples joined the Company on February 16, 2007 as a result of the Company’s acquisition of Propex, and was appointed an executive officer in September 2007.  All dollar amounts listed for Mr. Marples have been converted from British pounds using a conversion rate of 2.00803, which is the average exchange rate for period from February 16, 2007 to December 31, 2007.

(3)
Mr. Farrington was no longer an executive officer of the Company as of September 2007; however, he is still currently an employee of the Company.  Mr. Farrington was awarded a bonus, which is reflected in the column titled “All Other Compensation” in the Summary Compensation Table on page 27 of this Proxy Statement.  Mr. Farrington’s 2007 cash bonus was not determined by the Committee, as he was no longer a named executive officer as of the date of determination.

Individual Performance Goals for 2007 Annual Cash Incentive Awards

The Company is not disclosing the specific individual performance goals because they are based on key short-term operational objectives that would signal the Company’s strategic direction and could be used by competitors to gain insight into market dynamics.   For example, individual performance goals may include the development and release of new services, the implementation of geographic and/or service expansion plans, the implementation of customer service and quality control measures, and database growth objectives.  These individual goals could also be used by competitors to target recruitment of key personnel.

The Committee sets aggressive individual performance criteria for annual cash incentive awards that are challenging, but realistic to achieve to motivate named executive officers to excel and perform at a higher level and to focus on overall corporate objectives.  Named executive officers were entitled to between 0% and 200% credit for the individual performance component of their annual cash incentive, depending upon achievement of established goals for 2007, which percentage credit is then multiplied by the weighting applied for the individual performance component of the cash incentive award.  The Committee intends to set the individual performance criteria for the annual cash incentive awards such that the relative difficulty of achieving the target level is consistent from year to year.

The table below sets forth the percentage of individual performance goals achieved by each of the named executive officers for 2007 for the annual cash incentive award, as determined by the Committee in early 2008.
Name	Title	Percentage of Individual Performance Goals Achieved
Andrew Florance	President & CEO	85%
Brian Radecki	CFO & Treasurer	100%
Frank Carchedi(1)	Former CFO & Treasurer	—
Jennifer Kitchen	Sr. Vice President, Research	85%
Christopher Tully	Sr. Vice President Sales & Customer Service	70%
Paul Marples	Managing Director, CoStar UK Limited	125%
Craig Farrington(2)	Vice President Research	—
____________

(1)	Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.
(2)
Farrington was no longer an executive officer of the Company as of September 2007; however, he is still currently an employee of the Company.  Mr. Farrington’s bonus was not determined by the Committee.

Revenue Target for 2007 Annual Cash Incentive Awards

The revenue target in the 2007 Operating Plan was $196.3 million.  Named executive officers were entitled to between 0% and 200% credit for the revenue component of their annual cash incentive, depending upon actual revenue achieved for 2007.  Revenue at target would result in 100% credit for the revenue component of the goals.  Revenue below 95% of the target would result in no credit for the revenue component of the goals.  Revenue above 105% of the target would not increase the percentage credited for that component of the award above 200%.  Accordingly, actual annual revenue that falls between 95% and 105% (or more) of the revenue target translates into a percentage (between 0% and 200%) that is credited for that specific target, which is then multiplied by the weighting applied for the revenue component of the cash incentive award.  Based on the Company’s $192.8 million of actual revenue for 2007, the named executive officers achieved 98.2% of the 2007 revenue target ($196.3 million).

Adjusted EBITDA Target for 2007 Annual Cash Incentive Awards

The adjusted EBITDA target in the 2007 Operating Plan was $29.8 million.  Named executive officers were entitled to between 0% and 200% credit for the adjusted EBITDA component of their annual cash incentive, depending upon actual adjusted EBITDA achieved for 2007.  Adjusted EBITDA at target would result in 100% credit for the adjusted EBITDA component of the goals.  Adjusted EBITDA below 80% of the target would result in no credit for the adjusted EBITDA component of the goals.  Adjusted EBITDA above 120% of the target would not increase the percentage credited for that component of the award above 200%.  Accordingly, actual adjusted EBITDA that falls between 80% and 120% (or more) of the adjusted EBITDA target translates into a percentage (between 0% and 200%) that is credited for that specific target, which is then multiplied by the weighting applied for the adjusted EBITDA component of the cash incentive award.  Based on the Company’s adjusted EBITDA of $39.4 million for 2007, the named executive officers achieved 132.2% of the 2007 adjusted EBITDA target ($29.8 million).

2008 Cash Incentive Awards Goals

The relative weighting of individual and financial performance goals for each of the current named executive officers’ 2008 bonuses to be paid in early 2009 were also determined by the Committee in February 2008, and are set forth in the table below:

Name	Title	Individual Goals as a % of Target Award	Revenue Target as a % of Target Award		EBITDA Target as a % of Target Award
Andrew Florance	President & CEO	0%	30%		70%
Brian Radecki	CFO & Treasurer	20%	20%		60%
Frank Carchedi(1)	Former CFO & Treasurer	—	—		—
Jennifer Kitchen	Sr. Vice President, Research	30%	20%		50%
Christopher Tully	Sr. Vice President, Sales & Customer Service	60%	0	%(2)	40%
Paul Marples	Managing Director, CoStar UK Limited	20%	30	%(3)	50	%(3)
Craig Farrington(4)	Vice President Research	—	—		—
_____________

(1)
Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  Therefore, the Committee did not set individual and financial performance goals for Mr. Carchedi for 2008.

(2)	Mr. Tully's revenue target as a percentage of his target award is less than other executives becasue he is entitled to commission payments based on a percentage of the Company's monthly net new subscription contract amounts.
(3)
Mr. Marples financial goals for 2008 are based on CoStar UK Limited, a wholly owned subsidiary of the Company, achieving (1) annual revenue targets included in the Company’s 2008 operating plan approved by the Company’s Board at the beginning of 2008; and (2) EBITDA targets included in that 2008 operating plan.

(4)	Mr. Farrington was no longer an executive officer of the Company as of September 2007; however, he is still currently an employee of the Company. The Committee did not set individual and financial performance goals for Mr. Farrington for 2008.

Commission Payments

In addition to annual cash incentive awards, Mr. Tully is entitled to receive monthly commissions based on a percentage of the Company’s monthly net new subscription contract amounts. Mr. Tully’s annual cash incentive award target set forth above is less than other named executive officers because he is entitled to these commission payments. The commission payments provide incentive for Mr. Tully to continue to grow the Company’s business and generate revenues, and the rates of payment are set to provide challenging, but achievable goals to motivate Mr. Tully to maintain his focus on sales of the Company’s subscription-based services, the Company’s primary source of revenue.  The Company is not disclosing the specific commission rates because they are based on key operational objectives that would signal the Company's strategic direction and also could be used by competitors to target recruitment of Mr. Tully.  The total commission payments paid to Mr. Tully for 2007 are shown in the Summary Compensation Table on page 27 of this Proxy Statement.

Equity Incentive Plan

The Committee has designed its equity incentive compensation programs to achieve its goal of aligning executive incentives with long-term shareholder value. The Committee believes that equity-based compensation and ownership ensures that the Company’s named executive officers have a continuing stake in the long-term success of the Company.

Each named executive officer is eligible to receive equity awards under the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”). The Committee generally grants restricted stock and stock options to each executive when he or she joins the Company or upon promotion to an executive position as an incentive to accept employment and become a member of the Company’s executive team. As set forth in more detail below, the Committee currently also makes annual grants of a mix of equity awards as part of the executive compensation program, including stock options and restricted stock.

Each type of equity award has its own characteristics and helps achieve some of the objectives of the compensation program. Restricted stock that vests over time promotes executive retention and focuses executives’ attention on total stockholder return, while stock options also include the potential for significant value appreciation tied to the Company’s stock price. The Committee believes that the use of multi-year vesting periods for equity awards (whether stock options or restricted stock) emphasizes a longer-term perspective and therefore encourages executive retention.

On December 12, 2006, as part of its implementation of the executive compensation program commencing fiscal 2007, the Committee decided to award each named executive officer in that position as of that date a one-time grant of restricted stock that will vest in its entirety on the four-year anniversary of the date of grant.  The value of these stock grants was approved by the Committee and varied among executives by position, depending upon individual responsibility and performance, external market and peer group practices and certain internal pay equity considerations.  The number of shares awarded to each named executive officer was based on the fair market value of the Company’s common stock on the date of grant.  These stock grants are shown in the table below.

Name	Title	Award Value ($) (1)	Actual Award of Shares (#)
Andrew Florance	President & CEO	$2,253,328	43,400
Brian Radecki(2)	CFO & Treasurer	—	—
Frank Carchedi	Former CFO & Treasurer	$804,760	15,500
Jennifer Kitchen	Sr. Vice President, Research	$202,488	3,900
Christopher Tully	Sr. Vice President, Sales & Customer Service	$150,568	2,900
Paul Marples(2)	Managing Director, CoStar UK Limited	—	—
Craig Farrington	Vice President Research	$103,840	2,000
_____________
(1)	Award value based on the closing stock price on the date of grant, December 12, 2006, which was $51.92.
(2)	Neither Mr. Radecki nor Mr. Marples were executive officers at the time of grant, December 12, 2006.

In 2006, the Committee also changed the methodology to be used for making annual grants of performance-based stock to named executive officers, effective beginning with stock awards granted to named executive officers in 2008 for 2007 performance.  The Committee adopted a long-term equity incentive plan that is designed to measure incremental growth for certain performance targets over the base year of 2006 for each year during a four-year period (i.e., 2007-2010).  Each year through 2010, the targets for each component increase by a set percentage measured against the base year, as determined by the Committee in 2006.  In this manner, annual incremental growth is measured for each financial performance criteria (i.e. revenue, EBITDA and stock price) and provides the basis for the grants of restricted stock made to executives each year during the four-year period, but executives remain focused on achieving specific long-term financial goals by the end of the four-year period.

Specifically, the Committee decided that: (1) the shares of restricted stock awarded annually will be based upon the Company’s achievement of target annual revenues, EBITDA targets and cumulative changes in the Company’s stock price, as measured each year over the base year for the four-year period (i.e., 2007 — 2010), with each target having an equal one-third weighting, (2) the restricted stock awarded annually will vest pro rata over three years and (3) there will be a “catch up” provision whereby any value (shares) not awarded at the end of a given year may be recovered at the end of the fourth year.  In the event that the named executive officers achieve greater than 100% of their targets in the fourth and final year, they will have the opportunity to recoup any amounts not achieved in each of the prior years during the four-year period, provided, that in no event can the named executive officers receive greater than 100% in any of the three previous years by way of the “catch up” provision.  Awards granted during the four-year period are not subject to forfeiture in the event that the named executive officers do not achieve targets in a subsequent year.  The performance-based restricted stock component of the Company’s executive compensation program is subject to change in the Committee’s discretion.

After 2010, if the Committee continues the program, the financial goals will be reset.  Similar to the cash incentive awards, EBITDA targets for 2007 equity incentive awards were adjusted to eliminate equity charges, but will not be adjusted for 2008 and future years to simplify the calculation.  The performance criteria established by the Committee for 2007 and the awards granted for 2007 performance are described further below under the caption “2007 Performance-Based Stock Awards.”

The values of the annual performance-based stock awards granted to our named executive officers are based on a target award dollar amount, and vary among named executive officers by position, depending upon individual responsibility and performance, external market and peer group practices and certain internal pay equity considerations, as well as achievement of the performance criteria set forth immediately above.  Once the achievement level of each performance target and the total amount of the award for each named executive officer has been determined by the Committee, the number of restricted shares actually granted to a named executive officer is determined using the fourth quarter average daily closing price of the Company’s common stock.  The number of shares of restricted stock awarded to each named executive officer is ultimately approved by the Committee and awarded under our 2007 Plan.

Commencing December 2006, the Committee also decided to supplement the named executive officers’ annual performance-based stock award with an annual award of stock options.  The Committee determined that the annual option grants will also be based on target award values and vest pro rata over three years, and that the value awarded to each named executive officer will be converted to a number of shares underlying options based on the Towers Perrin recommended value per option, which may be updated from time-to-time.  The exercise price for each option granted shall be equal to the closing price on the date of grant.  On December 12, 2006, as part of its implementation of executive compensation decisions for 2007, the Committee awarded each named executive officer in that position as of that date a grant of stock options that vest pro-rata over three years.  The December 12, 2006 option grants that are currently outstanding are reflected in the “Outstanding Equity Awards at December 31, 2007 Table” on page 32 of this Proxy Statement.  These option awards were granted in 2006 but represent the portion of each named executive officer’s annual stock option target award value for 2007.  Consequently, our named executive officers did not receive additional stock option awards in 2007.

The chart below sets forth the target award values established in 2007 for each of the annual performance-based stock awards and the annual stock option awards, which are subject to change in the discretion of the Committee.  These target award values generally represent values of long-term incentives in the 50th to 75th percentile of the Towers Perrin market data for long-term equity compensation and were determined based primarily on peer group and survey data and internal pay equity considerations.  The value of restricted stock ultimately awarded to our named executive officers for 2007 performance depends upon achievement of financial performance criteria as described above.  The revised compensation structure provides each named executive officer with the potential to earn up to 200% of his or her annual restricted stock target award value for exceptional performance as measured against pre-established metrics and goals.

Name	Title	Annual Stock Target Award Values	Annual Option Target Award Values
Andrew Florance	President & CEO	$750,000	$750,000
Brian Radecki	CFO & Treasurer	$200,000	$200,000
Frank Carchedi(1)	Former CFO & Treasurer	—	—
Jennifer Kitchen	Sr. Vice President, Research	$100,000	$100,000
Christopher Tully	Sr. Vice President, Sales & Customer Service	$150,000	$150,000
Paul Marples	Managing Director, CoStar UK Limited	$100,000	$100,000
Craig Farrington(2)	Vice President Research	—	—
_____________

(1)	Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.
(2)	Mr. Farrington was no longer an executive officer of the Company as of September 2007.

Consistent with the decisions implemented in December 2006 discussed above, the Committee anticipates that as part of the Company’s long-term incentive program it will continue to make annual grants of stock options and performance-based restricted stock to named executive officers in the future. Grants of stock options will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, which date shall be the date of approval by the Company’s board of directors or Compensation Committee. Grants of performance-based restricted stock will be accounted for using the fair market value of such stock on the date of grant, which date shall also be the date of approval by the Company’s board of directors or Compensation Committee. These grants of options and restricted stock will typically vest over a period of three years, but may be subject to different vesting provisions.

The details of the Company’s current long-term incentive program may change in the future to reflect the impact of changes in the Company’s business, executives’ individual performance or relevant new information (e.g., new information about trends in compensation among the Company’s peer groups). For example, the Committee may modify the financial goals that form the basis for the annual performance-based stock grants (e.g. as a result of acquisition activity or unusual or non-recurring accounting transactions). Similarly, the Committee may decide to implement additional one-time equity awards (similar to the Company’s December 2006 restricted stock awards) or add new equity grants to the Company’s annual executive compensation program in order to achieve its stated goal of enhancing long-term incentives and retention of Company executives. The Committee will determine the actual terms of any future grant of options or restricted stock.

Although the Company does not currently have security ownership requirements or guidelines for its executive officers or directors, the Committee may adopt such ownership requirements in the future.  Pursuant to the Company’s insider trading policy, the Company does not permit directors, officers or other employees to engage in speculative or short-term financial activities involving the Company’s stock or derivatives based on the Company’s securities without consent of the Company’s compliance officer. Further, the Company does not generally allow any such activities or other hedging activities by its executive officers or directors absent an extraordinary circumstance.

The Company does not have any program, plan or practice to time equity awards in coordination with the release of material non-public information, nor does the Company time the release of material nonpublic information for the purpose of affecting the value of executive compensation.

2007 Performance-Based Stock Awards

On February 27, 2008, the Committee approved and awarded each named executive officer a grant of restricted stock, the size of which was based on the target award values set forth above and achievement of certain Company financial goals for 2007 (the “2007 Performance-Based Stock Awards”).

As stated above, in December 2006 the Committee established the financial goals that will be used for calculation of the named executive officers’ annual stock awards each year over a four-year period (2007 – 2010).  Specifically, the Committee established three financial goals with equal weight, the achievement of which would determine the size of the annual performance-based award for each executive — revenue growth, EBITDA growth and share price growth.  These financial goals reflect a significant level of growth each year over the four-year period and are designed to be challenging for the executives given the Company’s dynamic business environment.  The grant date of these stock awards is the date that the Committee approves the grants, and they vest one third on each anniversary date of such grant over three years.

Revenue Target for 2007 Performance-Based Stock Awards

The annual revenue target for the 2007 performance-based stock awards was $184.3 million.  Named executive officers were entitled to between 0% and 200% credit for the revenue component of their annual performance-based stock awards, depending upon actual revenue achieved for 2007.  Revenue at target would result in 100% credit for the revenue component of the goals.  Revenue below 95% of the target would result in no credit for the revenue component of the goals.  Revenue above 105% of the target would not increase the percentage credited for that component of the award above 200%.  Accordingly, actual annual revenue that falls between 95% and 105% (or more) of the revenue target translates into a percentage (between 0% and 200%) that is credited for that specific target, which is then multiplied by the weighting (33%) applied for the revenue component of the performance-based stock award.  Based on the Company’s $192.8 million of actual revenue for 2007, the named executive officers achieved 104.6% of the 2007 revenue target ($184.3 million).

Adjusted EBITDA Targets for 2007 Performance-Based Stock Awards

The adjusted EBITDA target for the 2007 performance-based stock awards was $36.4 million.  Named executive officers were entitled to between 0% and 200% credit for the adjusted EBITDA component of their annual performance-based stock awards, depending upon actual adjusted EBITDA achieved for 2007.  Adjusted EBITDA at target would result in 100% credit for the adjusted EBITDA component of the goals.  Adjusted EBITDA below 80% of the target would result in no credit for the adjusted EBITDA component of the goals.  Adjusted EBITDA above 120% of the target would not increase the percentage credited for that component of the award above 200%.  Accordingly, actual adjusted EBITDA that falls between 80% and 120% (or more) of the adjusted EBITDA target translates into a percentage (between 0% and 200%) that is credited for that specific target, which is then multiplied by the weighting (33%) applied for the adjusted EBITDA component of the annual performance-based stock award.  Based on the Company’s adjusted EBITDA of $39.4 million for 2007, the named executive officers achieved 108.3% of the adjusted EBITDA target ($36.4 million).

Stock Price Targets for 2007 Performance-Based Stock Awards

The stock price target for the 2007 performance-based stock awards was $55.88. Named executive officers were entitled to between 0% and 200% credit for the stock price growth component of their annual performance-based stock award, depending upon actual stock price growth achieved for 2007 (measured as the fourth quarter average). Stock price growth at target would result in 100% credit for the stock price component of the goals.  Stock price growth less than 5% over the base year (2006 for 2007 awards) would result in no credit for the stock price component of the goals. Stock price growth greater than 25% over the base year would not increase the percentage credited for that component of the award above 200%. Accordingly, stock price growth between 5% and 25% (or more) over the base year translates into a percentage (between 0% and 200%) that is credited for that specific target, which is then multiplied by the weighting (33%) applied for the stock price component of the annual performance-based stock award. Based on the Company’s 2007 fourth quarter average stock price of $53.11, stock price growth was 9.3% over the 2006 fourth quarter average stock price.

For 2007, each named executive officer received 111.3% of the target award value set for that executive. The 2007 Performance-Based Stock Awards granted February 27, 2008, and the award earned value are shown in the table below.

Name	Title	Award Earned Value ($)	Actual Award of Shares (#)(1)
Andrew Florance	President & CEO	$835,091	15,800
Brian Radecki	CFO & Treasurer	$222,691	4,200
Frank Carchedi(2)	Former CFO & Treasurer	—	—
Jennifer Kitchen	Sr. Vice President, Research	$111,345	2,100
Christopher Tully	Sr. Vice President, Sales & Customer Service	$167,018	3,200
Paul Marples	Managing Director, CoStar UK Limited	$111,345	2,100
Craig Farrington(3)	Vice President Research	—	—
_____________

(1)	Actual Award of Shares based on the fourth quarter average daily price ($53.11), then rounded up to the nearest 100 shares.
(2)
Mr. Carchedi resigned as Chief Financial Officer of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  Therefore, the Committee did not grant a performance-based stock award to Mr. Carchedi in 2008 for 2007 performance.

(3)
Mr. Farrington was no longer an executive officer of the Company as of September 2007.  Therefore, the Committee did not grant a performance-based stock award to Mr. Farrington in 2008 for 2007 performance.  However, Mr. Farrington received a grant of 500 shares on December 6, 2007, at the time the Company granted annual restricted stock awards to certain of its employees, other than executive officers.  Mr. Farrington’s December 6, 2007 grant vests equally over four years on each anniversary of the date of grant.

Termination and Change of Control Payments

Except for Messrs. Florance, Tully and Marples, each of whom have termination provisions in their respective employment agreements, the Company does not provide significant severance or termination payments to named executive officers.  In 2007, the Company adopted a company-wide severance plan that provides payments that do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, including the named executive officers.

Similarly, except for Messrs. Florance and Tully, each of whom negotiated change of control provisions in their respective employment agreements, the Company does not provide significant payments to named executive officers upon a change of control or similar event.  The Company’s 1998 and 2007 stock incentive plans provide for acceleration of vesting of stock and option grants and rights to exercise stock options upon certain significant events.  Those rights do not discriminate in scope, terms or operation, in favor of named executive officers of the Company and are available generally to all employees who participate in those plans, including the named executive officers.  Details of the potential termination payments for Messrs. Florance, Tully and Marples and of the rights triggered under the 1998 and 2007 stock incentive plans in the case of a significant event are set out below in the section entitled “Other Post-Employment Compensation” beginning on page 33 of this Proxy Statement.  Details of actual post-termination payments made to Mr. Carchedi are also set forth in the section entitled “Other Post-Employment Compensation” on page 35 of this Proxy Statement.

Executive Compensation Tables and Discussion

The following table includes information concerning compensation paid to or earned by the Company’s “named executive officers” listed in the table for 2006 and 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation($)		Total ($)
Andrew C. Florance	2007	$438,352	$961,636	$920,332	$404,584	(3a)	$16,612	(4a)	$2,741,516
Chief Executive Officer
and President	2006	$399,185	$298,758	$419,120	$363,813	(3b)	$27,999	(4b)	$1,508,875

Brian J. Radecki(5)	2007	$206,215	$109,171	$116,540	$120,845	(3a)	$12,373	(4c)	$565,144
Chief Financial Officer
and Treasurer

Frank A. Carchedi(6)	2007	$224,397	$309,973	$140,799	—		$198,225	(4d)	$873,394
Former Chief Financial Officer
and Treasurer	2006	$223,004	$83,953	$124,393	$159,696	(3b)	$14,916	(4e)	$605,962

Jennifer L. Kitchen(7)	2007	$190,000	$74,425	$143,683	$128,410	(3a)	$13,556	(4c)	$550,074
Sr. Vice President
Research	2006	$125,480	$17,335	$88,133	$36,167	(3b)	$8,837	(4e)	$275,952

Christopher R. Tully	2007	$245,943	$95,904	$387,680	$73,727	(3a)	$14,254	(4c)	$942,714
Sr. Vice President					$125,206	(8a)
Sales & Customer Service
	2006	$236,209	$32,199	$434,108	$74,767	(3b)	$13,767	(4e)	$957,971
					$166,921	(8b)

Paul Marples(9)	2007	$246,485	$102,191	—	$140,562	(3a)	$16,867	(4f)	$506,105
Managing Director, CoStar UK Limited

Craig S. Farrington(10)	2007	$183,892	$80,910	$122,172	$113,574	(3a)	$15,500	(4c)	$516,048
Vice President
Research	2006	$176,584	$39,365	$109,191	$115,089	(3b)	$15,000	(4e)	$455,229

__________

(1)
This column shows the dollar amount recognized for financial statement reporting purposes with respect to the 2007 fair value of restricted stock granted in the respective year and prior years, in accordance with FAS 123R. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The award fair values for 2006 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2006 (Note 12, Employee Benefit Plans).  The award fair values for 2007 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2007 (Note 13, Employee Benefit Plans).  See the table of Grants of Plan-Based Awards for Fiscal Year 2007 for restricted stock grants made in February 2008 based on 2007 performance.  Since the grants were made in 2008, no costs were recognized for these grants in the 2007 financial statements.

(2)
This column shows the dollar amount recognized for financial statement reporting purposes with respect to the respective year fair value of stock options granted in that year and prior years, in accordance with FAS 123R. Additional information regarding the size of the awards is set forth in the notes to the “Grants of Plan Based Awards” and “Outstanding Equity Awards” tables. The award fair values for 2006 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2006 (Note 12, Employee Benefit Plans).  The award fair values for 2007 have been determined based on the assumptions set forth in the Company’s Form 10-K for the period ended December 31, 2007 (Note 13, Employee Benefit Plans).

(3a)
This amount represents the annual cash incentive paid in 2008 for performance in 2007. The amount paid is based on the executive’s achievement of pre-determined individual and Company financial goals. For additional information regarding the annual cash incentives paid for 2007 performance, see “Compensation Discussion and Analysis” at pages 19-22 of this Proxy Statement.

(3b)	This amount represents the annual cash incentive paid in 2007 for performance in 2006. The amount paid is based on the executive’s achievement of pre-determined individual and Company financial goals.
(4a)
Pursuant to the CoStar Realty Information, Inc. 401(k) Plan (a defined contribution plan available generally to employees of the Company) (the “401(k) Plan”), for the 2007 plan year, Mr. Florance deferred a portion of his annual compensation and CoStar contributed a matching contribution in the amount of $15,500.  The Company paid $1,112 in annual premiums to maintain a $1 million life insurance policy for the benefit of Mr. Florance.

(4b)
Pursuant to the 401(k) Plan, for the 2006 plan year, Mr. Florance deferred a portion of his annual compensation and CoStar contributed a matching contribution in the amount of $15,000.  The Company paid $1,112 in annual premiums to maintain a $1 million life insurance policy for the benefit of Mr. Florance.  In the Company’s 2007 Proxy Statement, the Company inadvertently set forth the imputed income allocated to the coverage provided to Mr. Florance pursuant to both the Company’s life insurance program that is generally available to all employees on the same basis for coverage equal to one time’s salary to a maximum of $300,000 and for the additional $1 million life insurance policy provided by the Company for the benefit of Mr. Florance.  Mr. Florance also received an aggregate of $11,887 of perquisites in 2006, including spousal accompaniment while on business travel valued at $7,755, utilization of an Executive Health Benefit valued at $2,212, and a parking subsidy valued at $1,920 (which was previously inadvertently calculated incorrectly for 2006 as $60).

(4c)
Pursuant to the 401(k) Plan, for the 2007 plan year, the named executive officer deferred a portion of his or her annual compensation and CoStar contributed a matching contribution in the amount deferred by each executive officer.  The amount shown is the Company’s matching contribution.

(4d)
Pursuant to the 401(k) Plan, for the 2007 plan year, Mr. Carchedi deferred a portion of his annual compensation and CoStar contributed a matching contribution in the amount of $15,500.  Mr. Carchedi received an aggregate of $11,436 of perquisites in 2007, including retirement gifts from the Company valued at $8,524, utilization of an Executive Health Benefit valued at $2,282, and a parking subsidy valued at $630.  Finally, pursuant to his employment agreement, Mr. Carchedi was entitled to receive that portion of his bonus that accrued up to the date of his termination.  Accordingly, Mr. Carchedi was paid $171,289 in February 2008 for services performed in 2007 based on his achievement of pre-determined individual and Company financial goals.

(4e)
Pursuant to the 401(k) Plan, for the 2006 plan year, the named executive officer deferred a portion of his or her annual compensation and CoStar contributed a matching contribution in the amount deferred by each executive officer.  The amount shown is the Company’s matching contribution.  In the Company’s 2007 Proxy Statement, the Company inadvertently set forth the imputed income allocated to the coverage provided to the named executive officer pursuant to the Company’s life insurance program that is generally available to all employees on the same basis for coverage equal to one time’s salary to a maximum of $300,000.

(4f)
Pursuant to a defined contribution scheme available generally to employees of the Company’s wholly owned subsidiary, CoStar UK Limited, for 2007 Mr. Marples deferred a portion of his annual compensation and CoStar UK Limited made a corresponding contribution in an amount specifically tied to the amount deferred by Mr. Marples, based on the Company’s contribution rules for defined contribution schemes and Mr. Marples employment agreement.  The employer contribution is capped at six percent of the executive’s gross pay. The amount shown is CoStar UK Limited’s corresponding contribution.  Executives are entitled to make contributions either to the CoStar UK Limited pension scheme or their personal pension scheme.  Mr. Marples has elected to have his contributions made to his personal pension scheme.

(5)	Mr. Radecki was appointed Chief Financial Officer of the Company in June 2007.
(6)	Mr. Carchedi resigned as Chief Financial Officer of the Company in June 2007, and was no longer an employee of the Company as of September 2007.
(7)	Ms. Kitchen was appointed an executive officer of the Company in December 2006.
(8a)	This amount represents total monthly commission payments paid to Mr. Tully during 2007, which are based on the Company’s monthly net new subscription contract amounts.
(8b)	This amount represents total monthly commission payments paid to Mr. Tully during 2006, which are based on the Company’s monthly net new subscription contract amounts.
(9)
Mr. Marples was appointed an executive officer of the Company in September 2007.  All dollar amounts listed for Mr. Marples have been converted from British pounds using a conversion rate of 2.00803, which is the average exchange rate for period from February 16, 2007 to December 31, 2007.  Mr. Marples joined the Company on February 16, 2007 as a result of the Company’s acquisition of Propex.

(10)
Mr. Farrington was no longer an executive officer of the Company as of September 2007; however, he is still currently an employee of the Company.  Mr. Farrington's 2007 cash bonus was not determined by the Committee.

Employment Agreements and Arrangements

We have employment agreements with Messrs. Florance, Tully and Marples, and we have at will employment terms with Mr. Radecki, Ms. Kitchen and Mr. Farrington. We had an employment agreement with Mr. Carchedi which terminated upon his resignation in September 2007.  Our employment agreement with Mr. Florance became effective as of January 1, 1998. Mr. Tully’s employment agreement became effective December 1, 2004, and Mr. Marples employment agreement became effective February 16, 2007.  Mr. Florance’s and Mr. Tully’s employment agreements currently automatically renew for successive one-year terms unless we, or the executive, terminate the agreement.  Mr. Marples employment agreement continues in effect until terminated.  Mr. Radecki’s current employment terms became effective as of June 5, 2007.  Ms. Kitchen’s current employment terms became effective as of March 6, 2001 and Mr. Farrington’s employment terms became effective as of February 18, 2000.

Chief Executive Officer Employment Agreement

Pursuant to his employment agreement, Mr. Florance is entitled to base salary, an annual cash bonus, six weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company, and additional term life insurance coverage not to exceed one million dollars (at a cost to the Company not to exceed $2,000 per year), payable as designated by Mr. Florance.  Mr. Florance’s employment agreement automatically renews for successive one-year terms unless either the Company or Mr. Florance provides the other with written notice of termination at least three months prior to the end of the term.

The Company is permitted to terminate Mr. Florance at any time, without “cause,” upon 60 days written notice, and Mr. Florance may voluntarily terminate for “good reason” upon at least 60 days written notice, at which time Mr. Florance is entitled to severance payments set out in more detail below under “Other Post-Employment Compensation.”  The acquisition or change of control of the Company is one of the events included within the meaning of the term “good reason” if Mr. Florance terminates his employment within one year after such an event.  If the Company terminates Mr. Florance without cause or Mr. Florance terminates his employment for good reason, all of Mr. Florance’s unvested stock options would immediately vest and Mr. Florance would have 180 days post-termination to exercise all vested options.  Mr. Florance shall also have the right at any time to terminate his employment without good reason upon 180 days written notice to the Company and the Company shall have the right at any time to terminate Mr. Florance for cause.  In either such event, Mr. Florance would not be entitled to any base salary or fringe benefits for any period after termination, and he would forfeit any unvested stock options and his right to participate in the Company’s cash incentive program.  In the event of a termination for cause or by Mr. Florance without good reason, Mr. Florance would have 60 days post-termination to exercise all vested options.  “Cause” and “good reason” in the context of Mr. Florance’s employment agreement are defined below under “Other Post-Employment Compensation.”

Mr. Florance’s employment agreement also provides that in the event of his disability, the Company shall have the right to terminate his employment.  In the event of termination of his employment due to disability or his death, Mr. Florance (or his estate) would be entitled to (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death.  In the event of termination due to disability or his death, Mr. Florance (or his estate) would have one year to exercise all vested options.

Pursuant to his employment agreement, Mr. Florance is subject to confidentiality and non-compete restrictive covenants.  The non-compete restrictions apply during the term of the agreement, any period of time during which he remains employed “at will” and through the second anniversary of the date of his termination.

Other Executive Employment Agreements

 Pursuant to his employment agreement, Mr. Tully is entitled to base salary, an annual cash bonus, monthly sales commissions, four weeks of paid vacation per year, the same health insurance, accident and disability insurance, life insurance, and other fringe benefits provided to most senior executives of the Company.  Mr. Tully’s employment agreement automatically renews for successive one-year terms unless either the Company or Mr. Tully provides the other with written notice of termination at least three months prior to the end of the term.

The Company is permitted to terminate Mr. Tully at any time, without “cause,” upon 30 days written notice, at which time Mr. Tully is entitled to severance payments set out in more detail below under “Other Post-Employment Compensation”.  Mr. Tully is entitled to treat the merger of the Company or acquisition, directly or indirectly, of all or substantially all of the Company’s assets or a controlling interest in the voting shares of the Company by an unaffiliated party as a termination by the Company without cause, unless the acquirer retains Mr. Tully in a comparable position for at least six months and Mr. Tully retains all rights under his employment agreement.

Mr. Tully shall also have the right at any time to terminate his employment without cause upon 90 days written notice to the Company, at which time he would be paid his base salary and earned commissions up to the date of his termination.  Under his agreement, Mr. Tully must be employed on the last day of the applicable calendar year in order to receive any part of his annual bonus.  The Company shall have the right at any time to terminate Mr. Tully for cause or as a result of his death or prolonged disability.  In such event, Mr. Tully would forfeit all unvested options and all claims to bonuses not yet awarded and paid.  He would be entitled to salary and commission, excluding bonus, through the date of his termination.  “Cause” in the context of Mr. Tully’s employment agreement is defined below under “Other Post-Employment Compensation”.  In any such termination event, the period of time during which Mr. Tully has to exercise vested options shall be determined by the applicable grant agreement, which typically provides for 90 days post-termination.

Pursuant to his employment agreement, Mr. Tully is subject to confidentiality and non-compete restrictive covenants.  The non-compete restrictions apply during the term of the agreement through the second anniversary of the date of his termination.

Pursuant to his executive service contract, Mr. Marples is entitled to base salary, participation in the Company’s stock incentive plan, health and life insurance benefits, disability benefits, Company contributions in an amount that corresponds to his individual contributions to an HMRC approved pension scheme, and twenty-five days of paid vacation per year.  Mr. Marples’ service contract continues until terminated pursuant to the terms of the agreement.  Mr. Marples may terminate his service contract on not less than three months’ prior written notice, which cannot be effective before the second anniversary of his employment (February 16, 2009).  The Company may terminate Mr. Marples’ employment before the second anniversary of his employment by providing him with nine months’ prior written notice or a payment in lieu thereof as described below under “Other Post-Employment Compensation.”  Further, the Company may terminate Mr. Marples’ employment on or after the second anniversary of his employment by providing him with six months’ prior written notice or a payment in lieu thereof as described below under “Other Post-Employment Compensation.”

Further, the Company may terminate Mr. Marples’ service contract immediately upon notice if one of the events listed under “Other Post-Employment Compensation” below occurs.  In the event of termination by the Company as a result of one of those events, Mr. Marples forfeits all unvested restricted stock and any unpaid bonus.  Pursuant to his employment agreement, Mr. Marples is subject to confidentiality and non-compete restrictive covenants.  The non-compete restrictions apply for twelve months following termination of employment.

Grants of Plan-Based Awards for Fiscal-Year 2007

The following Grants of Plan-Based Awards table provides additional information about stock and option awards and non-equity incentive plan awards earned by our Named Executive Officers during the year ended December 31, 2007.  All grants of equity awards made through June 6, 2007, were made under the Company’s 1998 Plan.  All grants of equity made from June 7, 2007, through the end of the year were made under the Company’s 2007 Plan.  In April 2007, the Company’s Board adopted the 2007 Plan, subject to stockholder approval, which was obtained on June 7, 2007.  All shares of common stock that were authorized for issuance under the 1998 Plan that, as of June 7, 2007, remained available for issuance under the 1998 Plan (excluding shares subject to outstanding awards) were rolled into the 2007 Plan and, as of that date, no shares of common stock remained available under the 1998 Plan.  The 1998 Plan continues to govern unexercised and unexpired awards issued under the 1998 Plan prior to June 7, 2007.

		Estimated Possible						All Other	All Other
		Payouts			Estimated Possible			Stock Awards:	Option Awards:
		Under Non-Equity			Payouts Under Equity			Number of	Number of	Exercise or
		Incentive Plan			Incentive Plan			Shares of	Securities	Base Price	Grant Date
		Awards(1)			Awards(2)			Stock or	Underlying	of Option	Fair Value
		Threshold	Target	Maximum	Minimum	Target	Maximum	Units (3)	Options (4)	Awards	of Stock and
Name	Grant Date	($)	($)	($)	($)	($)	($)	(#)	(#)	($/Sh)	Option Awards (5)
Andrew C. Florance		$0	$329,250	$658,500
	2/27/08				$0	$750,000	$1,500,000				$695,042(5a)
	9/10/07							39(3a)			$2,011

Brian J. Radecki		$0	$96,000	$192,000
	2/27/08				$0	$200,000	$400,000				$184,758(5b)
	1/29/07							2,500(3b)	4,000(3b)	$48.25	$224,961
	6/5/07							7,391(3c)	3,000(3c)	$54.12	$504,596
	12/6/07							21(3d)			$1,025

Frank A. Carchedi		$0	$168,000	$336,000
					$0	$200,000	$400,000				—(5c)
	5/1/07							21(3e)			$1,039

Jennifer L. Kitchen		$0	$104,500	$209,000
	2/27/08				$0	$100,000	$200,000				$92,379(5d)

Chistopher R. Tully		$0	$61,500	$123,000
		$0(1a)	$125,206(1a)	(1a)
	2/27/08				$0	$150,000	$300,000				$140,768(5e)

Paul Marples		$29,120(6)	$112,000	$224,000
	2/27/08				$0	$100,000	$200,000				$92,379(5d)
	2/16/07							10,000(3f)			$469,500

Craig S. Farrington		—	—	—(1b)
					—	—	—				—(5f)
	12/6/07							500(3g)			$24,400

__________

(1)
Except as specifically noted otherwise, amounts in these columns are amounts payable under the Company’s cash incentive plan.  The actual cash payments for performance under the Company’s cash incentive plan for the year are reported in the Summary Compensation table above.  The Company’s cash incentive plan in effect for 2007 is described more fully in the Compensation Discussion and Analysis at pages 19-22 of this Proxy Statement.

(1a)
Amounts in this row represent amounts payable under Mr. Tully’s commission plan.  That plan does not set a specified target, but is based on paying a percentage of monthly net new subscription contract amounts.  The target amount set forth represents the amount actually achieved in 2007.  There is no maximum.

(1b)
Mr. Farrington received a cash bonus outside the executives’ cash incentive plan based on achievement of his objectives established by his supervisor. Mr. Farrington’s 2007 cash bonus was not determined by the Committee, as he was no longer a named executive officer as of the date of determination. His bonus is reflected in the column titled “All Other Compensation” in the Summary Compensation Table on page 27 of this Proxy Statement.

(2)
We have chosen to disclose in this table the minimum, target and maximum of the performance-based stock awards that were actually granted in 2008 for performance in 2007.  The basis for the calculation of the actual number of shares granted in 2008 is reported in the Compensation Discussion and Analysis at pages 25-26 of this Proxy Statement.  This performance-based stock award opportunity was established commencing the beginning of 2007.

(3)	The amounts shown in this column represent restricted stock awards granted to certain executives in 2007.
(3a)
Mr. Florance received a grant of 39 shares of common stock in connection with his 20th anniversary of employment with the Company, pursuant to the Company’s service award program which grants anniversary awards to all employees on the same terms on every five-year anniversary.  The closing price of our common stock on the date of grant was $51.57.

(3b)	Mr. Radecki received stock and option grants on January 29, 2007, before being appointed an executive officer.
(3c)	Mr. Radecki received stock and option grants on June 5, 2007, in connection with his appointment as Chief Financial Officer.
(3d)
Mr. Radecki received a stock grant of 21 shares of common stock in connection with his 10th anniversary of employment with the Company, pursuant to the Company’s service award program which grants anniversary awards to all employees on the same terms on every five-year anniversary. The closing price of our common stock on the date of grant was $48.80.

(3e)
Mr. Carchedi received a stock grant of 21 shares of common stock in connection with his 10th anniversary of employment with the Company, pursuant to the Company’s service award program which grants anniversary awards to all employees on the same terms on every five-year anniversary.  The closing price of our common stock on the date of grant was $49.46.

(3f)
Mr. Marples received a stock grant on February 16, 2007, in connection with the acquisition of Propex, before being appointed an executive officer. The closing price of our common stock on the date of grant was $46.95.

(3g)	Mr. Farrington received a stock grant on December 6, 2007, at which time he was no longer an executive officer. The closing price of our common stock on the date of grant was $48.80.
(4)	Amounts shown in this column represent stock options granted to certain executives on the respective dates.
(5)	The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FAS 123R.

(5a)	Mr. Florance was granted 15,800 shares on February 27, 2008. The closing price of our common stock on the date of grant was $43.99.
(5b)	Mr. Radecki was granted 4,200 shares on February 27, 2008. The closing price of our common stock on that date was $43.99.
(5c)
Mr. Carchedi resigned as Chief Financial Officer of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  Therefore, the Committee did not grant a performance-based stock award to Mr. Carchedi in 2008 for 2007 performance under the Company’s equity incentive plan.

(5d)	Ms. Kitchen and Mr. Marples were each granted 2,100 shares on February 27, 2008. The closing price of our common stock on that date was $43.99.
(5e)	Mr. Tully was granted 3,200 shares on February 27, 2008. The closing price of our common stock on that date was $43.99.
(5f)
Mr. Farrington was no longer an executive officer of the Company as of September 2007.  Therefore, the Committee did not grant a performance-based stock award to Mr. Farrington in 2008 for 2007 performance under the Company’s equity incentive plan.

(6)
Pursuant to Mr. Marples Executive Service Contract, during the first year of his employment only, he was entitled to a minimum bonus of 10% of his base salary.  For 2008 and future years, Mr. Marples’ non-equity incentive compensation will be paid in accordance with the Company’s executive compensation program, the current format of which is discussed in detail in the Compensation Discussion and Analysis beginning at page 17 of this Proxy Statement.

Outstanding Equity Awards at December 31, 2007

The following table summarizes the equity awards we have made to our Named Executive Officer’s that are outstanding as of December 31, 2007.

	Option Awards(1)					Stock Awards
							Market
		Number of	Number of			Number of	Value of
		Securities	Securities			Shares or	Shares or
		Underlying	Underlying			Units of	Units of
		Unexercised Options	Unexercised Options	Option Exercise		Stock That	Stock That
		(#)	(#)	Price	Option Expiration	Have Not Vested	Have Not Vested (2)
Name	Grant Date(1)	Exercisable	Unexercisable	($)	Date	(#)	($)
Andrew C. Florance	4/1/1999	25,447		$30.00	3/31/2009
	6/21/2000	12,940		$24.875	6/20/2010
	4/17/2001	44,463		$18.06	4/16/2011
	6/4/2002	45,074		$20.30	6/3/2012
	9/23/2003	46,448		$28.15	9/22/2013
	3/1/2004	37,500	12,500	$39.00	2/28/2014
	12/12/2006	13,100	26,200	$51.92	12/11/2016
						69,029(3a)	$3,261,620

Brian J. Radecki	12/2/2002	1,875		$18.28	12/1/2012
	2/6/2004	4,500	1,500	$39.81	2/5/2014
	1/29/2007		4,000	$48.25	1/28/2017
	6/5/2007		3,000	$54.12	6/4/2017
						11,310(3b)	$534,398

Frank A. Carchedi	—	—	—	—	—	—	—

Jennifer L. Kitchen	9/4/2003	1,000		$30.06	9/3/2013
	9/9/2004	7,500	2,500	$44.86	9/8/2014
	12/12/2006	1,766	3,534	$51.92	12/11/2016
						5,386(3c)	$254,489

Chistopher R. Tully	12/1/2004	52,000	13,000	$45.18	11/30/2014
	12/12/2006	2,633	5,267	$51.92	12/11/2016
						6,912(3d)	$326,592

Paul Marples						10,000(3e)	$472,500

Craig S. Farrington	2/18/2000	20,000		$30.75	2/17/2010
	4/17/2001	5,000		$18.06	4/16/2011
	6/4/2002	5,000		$20.30	6/3/2012
	9/23/2003	12,500		$28.15	9/22/2013
	3/1/2004	11,250	3,750	$39.00	2/28/2014
	12/12/2006	1,333	2,667	$51.92	12/11/2016
						5,898(3f)	$278,681
__________

(1)
The dates of grant of each named executive officer’s stock option awards outstanding as of December 31, 2007 are set forth in the table above, and the vesting dates for each award can be determined based on the vesting schedules described in this footnote. Except as noted below, the awards of stock options become exercisable in installments of 25% on the first four anniversaries of the date of grant, assuming continued employment. Stock options granted on April 1, 1999 were exercisable one-third as of the date of grant, then in equal installments on the first and second anniversaries of the date of grant.  Stock options granted on December 12, 2006, January 29, 2007 and June 5, 2007 become exercisable in installments of one third on the first three anniversaries of the date of grant, assuming continued employment.

(2)	Market value based on the closing price of the Company’s common stock as of December 31, 2007 of $47.25 per share.
(3a)
As of December 31, 2007, Mr. Florance held (i) 7,960 shares of restricted stock, which vest equally on March 10, 2008 and 2009; (ii) 9,469 shares of restricted stock, which vest equally on April 27, 2008, 2009 and 2010; (iii) 43,400 shares of restricted stock, which vest in their entirety on December 12, 2010; and (iv) 8,200 shares of restricted stock, which vest equally on April 17, 2008, 2009, 2010 and 2011.

(3b)
As of December 31, 2007, Mr. Radecki held (i) 482 shares of restricted stock, which vest equally on September 8, 2008 and 2009; (ii) 937 shares of restricted stock, which vest equally on September 7, 2008, 2009, and 2010; (iii) 2,500 shares of restricted stock, which vest in their entirety on January 29, 2011; and (iv) 7,391 shares of restricted stock, which vest in their entirety on June 5, 2011.

(3c)
As of December 31, 2007, Ms. Kitchen held (i) 459 shares of restricted stock, which vest equally on September 8, 2008 and 2009; (ii) 1,027 shares of restricted stock, which vest equally on September 7, 2008, 2009 and 2010; and (iii) 3,900 shares of restricted stock, which vest in their entirety on December 12, 2010.

(3d)
As of December 31, 2007, Mr. Tully held (i) 86 shares of restricted stock, which vest equally on March 10, 2008 and 2009; (ii) 2,226 shares of restricted stock, which vest equally on April 27, 2008, 2009 and 2010; (iii) 2,900 shares of restricted stock, which vest in their entirety on December 12, 2010; and (iv) 1,700 shares of restricted stock, which vest equally on each of April 17, 2008, 2009, 2010 and 2011.

(3e)	As of December 31, 2007, Mr. Marples held (i) 10,000 shares of restricted stock, which vest equally on February 16, 2008, 2009, 2010 and 2011.
(3f)
As of December 31, 2007, Mr. Farrington held (i) 1,034 shares of restricted stock, which vest equally on March 10, 2008 and 2009; (ii) 1,464 shares of restricted stock, which vest equally on April 27, 2008, 2009 and 2010; (iii) 2,000 shares of restricted stock, which vest in their entirety on December 12, 2010; (iv) 900 shares of restricted stock, which vest equally on April 17, 2008, 2009, 2010 and 2011; and (v) 500 shares of restricted stock, which vest equally on December 6, 2008, 2009, 2010 and 2011.

Fiscal Year 2007 — Option Exercises and Stock Vested Table

The following Option Exercises and Stock Vested table provides additional information about the value realized by the Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Andrew C. Florance	159,772	$4,709,399	7,175	$333,985
Brian J. Radecki	—	—	573	$29,535
Frank A. Carchedi	46,250	$1,065,743	1,966	$91,521
Jennifer L. Kitchen	—	—	571	$26,980
Christopher R. Tully	—	—	784	$38,310
Paul Marples	—	—	—	—
Craig S. Farrington	—	—	1,005	$46,956
__________

(1)
With respect to shares of common stock sold upon exercise (on the date acquired), the value was calculated by multiplying the difference between the sale price per share and the exercise price per share by the number of shares sold and aggregating all such sales during 2007. With respect to shares of common stock held upon exercise, the value was calculated by multiplying the difference between the closing price of our common stock on the date of exercise and the exercise price per share by the number of shares acquired and aggregating all such exercises during 2007.

(2)	Calculated by multiplying the number of shares acquired upon vesting by the closing price of our common stock on the vesting date.

Other Post-Employment Compensation

This section discusses the incremental compensation that would be payable by the Company to each named executive officer in the event of a change-in-control of the Company or a termination of the named executive officer’s employment with the Company for various described reasons, sometimes referred to herein as a “triggering event.” In accordance with applicable SEC rules, unless otherwise specifically noted below, the following discussion assumes that the triggering event in question — the change-in-control, termination, death or disability — occurred on December 31, 2007, the last business day of 2007.

Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a named executive officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, except for the Company’s 1998 Plan and the Company’s 2007 Plan.

The actual amounts that would be paid upon a named executive officer’s termination of employment can only be determined at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event and the Company’s stock price.

Termination and Change of Control Provisions pursuant to Employment Agreements

The employment agreements for Messrs. Florance, Marples and Tully generally provide that, if we terminate the executive’s employment without “cause” (as defined in their agreements), the executive is entitled to certain severance benefits as follows.

Mr. Florance

The Company is permitted to terminate Mr. Florance’s employment at any time, without “cause”, upon 60 days written notice, and Mr. Florance may voluntarily terminate for “good reason” upon at least 60 days written notice.  “Cause” is defined as (a) a material failure by Mr. Florance to perform his duties, which remains uncured for 60 days after written notice of the failure is provided by the Company, (b) Mr. Florance being convicted of a felony or pleading nolo contendre to a felony, or (c) any other willful act or omission by Mr. Florance which materially harms the financial condition or business reputation of the Company.  “Good reason” is defined as (a) requiring Mr. Florance to relocate more than 45 miles from his current principal office, (b) Mr. Florance ceasing involuntarily to be Chief Executive Officer of the Company or being required to perform duties that are materially inconsistent with those normally performed by a chief executive officer, (c) the Company materially reduces the nature of his authority and duties, (d) Mr. Florance is required to report to an someone other than the Board, (e) a material breach by the Company of its obligations under his employment agreement, which remain uncured for 90 days after written notice is provided by Mr. Florance to the Company, or (f) there is an acquisition or change of control of the Company and Mr. Florance terminates his employment within one year after that Material Change.  For these purposes, an acquisition or change of control means (i) the acquisition of beneficial ownership of more than 50% of the outstanding common stock of the Company, (ii) election or appointment as directors comprising one-half or more of the Board of persons who were not nominated, recommended or appointed by the Company’s incumbent Board, (iii) the Company entering into a merger pursuant to which it is not the surviving entity, and (iv) sale by the Company of all or substantially all of its assets.

In the event that the Company terminates Mr. Florance’s employment without cause or if he terminates his employment for good reason, Mr. Florance is entitled to receive his base salary for one year ($439,000), his bonus for the year in which the termination occurred ($404,584), the immediate vesting of all of his stock options ($103,125) and a gross-up payment, if any, to cover any taxes assessed under Section 4999 of the Internal Revenue Code.  Upon termination by the Company without cause or by Mr. Florance for good reason, all of his unvested stock options will become immediately exercisable and he will have 180 days to exercise all vested options.  The value of stock option vesting for Mr. Florance shown above was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the Company’s closing price on December 31, 2007 of $47.25, excluding options whose exercise price is greater than the closing price on December 31, 2007.

Mr. Florance’s employment agreement also provides that in the event of termination due to his disability or death, he (or his estate) would be entitled to (i) a prorated portion of his unvested stock options due to vest during the calendar year of his disability or death, and (ii) a prorated share of his bonus for the year of his disability or death. For the purposes of this analysis, which assumes a triggering event on December 31, 2007, he (or his estate) would be entitled to the amount of his bonus for 2007 ($404,584).

Mr. Tully

The Company is permitted to terminate Mr. Tully’s employment at any time, without “cause”, upon 30 days written notice, at which time he is entitled to receive on a monthly basis his base salary for the greater of the term remaining under his agreement (if one full year remaining, $246,000) or nine months ($184,500) in consideration for his execution of a release of the Company from any claims.  Mr. Tully is entitled to the same payments in the event of the merger of the Company or the acquisition, directly or indirectly, of all or substantially all of the Company’s assets or a controlling interest in the voting shares of the Company by an unaffiliated party, unless the acquirer retains Mr. Tully in a comparable position for at least six months and Mr. Tully retains all rights under his employment agreement.

For purposes of Mr. Tully’s employment agreement, “cause” is defined as (a) employee’s gross negligence in the performance of his duties, nonperformance or poor performance or refusal to abide by Company policies, which actions continue uncured for at least five days after receipt of written notice, (b) employee’s dishonesty, fraud or misconduct with respect to the business affairs of the Company, (c) employee’s violation of any covenant in his employment agreement, (d) employee’s material violation of the Company’s code of conduct, (e) employee’s indictment for, conviction of, or guilty or nolo contendre plea to, a felony, and (f) employee’s abuse of alcohol or drugs that materially impairs his ability to perform his duties.

In addition, Mr. Tully was awarded an option to purchase 65,000 shares upon execution of his employment agreement.  Those shares shall vest immediately ($26,910) in the event of the merger of the Company or acquisition, directly or indirectly, of all or substantially all of the Company’s assets or a controlling interest in the voting shares of the Company by an unaffiliated party.  The value of stock option vesting for Mr. Tully shown above was calculated by multiplying the number of unvested options included in his initial grant of an option to purchase 65,000 shares by the difference between the exercise price of each unvested option and the Company’s closing price of $47.25 on December 31, 2007.

Mr. Marples

If we terminate Mr. Marples’ employment without cause before his second anniversary of employment (February 16, 2009), he is entitled to receive either nine months’ prior written notice or nine months’ base salary ($210,000) payable over a period of nine months in lieu of such notice; and, if we terminate Mr. Marples without cause on or after his second anniversary of employment, he is entitled to receive either six months’ prior written notice or six months’ base salary ($140,000) payable over a period of six months in lieu of such notice.  Any such payment is subject to Mr. Marples executing a release of all claims arising from termination of his employment.

If Mr. Marples (a) commits a serious breach or, after notice, any repeated or continued material breach of his obligations to the Company, (b) fails to satisfactorily performed his duties, (c) is guilty of an act of gross negligence, dishonesty or serious misconduct, (d) is declared bankrupt, (e) is convicted of any criminal offense, (f) is disqualified from holding any Company office or resigns from such office without prior written approval, (g) is prevented by illness, injury or other incapacity from performing his obligations to the Company for 130 days in any 12 months, (h) commits a breach of the Propex acquisition agreement, (i) refuses to abide by or comply with the directives of the board, (j) materially violates the Company’s code of conduct or (k) abuses alcohol or drugs, the Company may terminate his employment immediately upon notice.  In such an event, Mr. Marples forfeits all unvested restricted stock and any unpaid bonus.

Mr. Carchedi

Pursuant to his employment agreement, upon his voluntary termination, Mr. Carchedi was entitled to receive that portion of his cash bonus that accrued up to the date of his termination.  Accordingly, in March 2008, Mr. Carchedi was paid $171,289 in February 2008 for services performed in 2007 based on his achievement of pre-determined individual and Company financial goals.

Others

Except as provided to all employees of the Company generally, Mr. Radecki, Ms. Kitchen and Mr. Farrington are not entitled to any severance benefits if their employment is terminated without cause and, except as provided pursuant to the Company’s stock incentive plans (as detailed below), are otherwise not entitled to post-employment compensation.

The table below summarizes the potential termination payments described above for each of the named executive officers, excluding any payments that may be available under the Company’s company-wide severance plan that provides payments that do not discriminate in scope, terms or operation, in favor of executive officers of the Company and that are available generally to all salaried employees, including the named executive officers.  The terms defined above apply to those used in this table.  Unless otherwise specifically noted below, all amounts assume that the triggering event in question — the termination upon a change-in-control, termination without cause or for good reason, death or disability — occurred on December 31, 2007, the last business day of 2007.

Name	Termination by Company “without cause”		Termination by Executive for “good reason”		Termination due to death or disability		Termination upon change of control
Andrew C. Florance	$946,709	(1)	$946,709	(1)	$404,584	(2)	$946,709	(3)
Brian J. Radecki	—		—		—		—
Frank A. Carchedi(4)	—		—		—		—
Jennifer L. Kitchen	—		—		—		—
Christopher R. Tully	$246,000	(5)	—		—		$272,910	(6)
Paul Marples	$281,124	(7)	—		—		—
Craig S. Farrington	—		—		—		—
__________

(1)
Includes base salary for one year, bonus for 2007, and the immediate vesting of all stock options.  The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the Company’s closing price of $47.25 on December 31, 2007, excluding options whose exercise price is greater than the closing price on December 31, 2007.

(2)	Includes cash incentive bonus for 2007 as all shares due to vest through December 31, 2007, would have already vested.
(3)
Mr. Florance’s agreement provides for termination payment if there is an acquisition or change of control of the Company and Mr. Florance terminates his employment within one year after that Material Change.  Assuming, for these purposes, that those conditions are met as of December 31, 2007, Mr. Florance would be entitled to the amount set forth, which includes base salary for one year, cash incentive bonus for 2007, and the immediate vesting of all stock options.  The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the Company’s closing price of $47.25 on December 31, 2007, excluding options whose exercise price is greater than the closing price on December 31, 2007.

(4)
Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007.  As described above, puruant to the terms of his employment agreement, he was eligible to receive, and did receive, a payment of $171,289, which is equal to his annual cash incentive accrued for 2007.

(5)	Includes base salary for one year.
(6)
Mr. Tully’s agreement provides for a termination payment if there is a merger of the Company or an acquisition, directly or indirectly, of all or substantially all of the Company’s assets or a controlling interest in the voting shares of the Company by an unaffiliated party, unless the acquirer retains Mr. Tully in a comparable position for at least six months and Mr. Tully retains all rights under his employment agreement.  Assuming, for these purposes, that these conditions are met as of December 31, 2007, Mr. Tully would be entitled to the amount set forth, plus immediate vesting of any unvested options included in his initial grant of an option to purchase 65,000 shares.  The value of stock option vesting included in this amount was calculated by multiplying the number of unvested options included in Mr. Tully’s initial grant of 65,000 shares underlying stock options by the difference between the exercise price of each such unvested option and the Company’s closing price of $47.25 on December 31, 2007.

(7)
If we had terminated Mr. Marples employment before his first anniversary (February 16, 2008), he would have been entitled to 12 months’ salary, which is the amount set forth.  The amount set forth has been converted from British pounds using a conversion rate of 2.00803, which is the average exchange rate for period from February 16, 2007 to December 31, 2007.

Change of Control Provisions under the Company’s 1998 and 2007 Plans

Pursuant to the Company’s 1998 Plan and 2007 Plan and related award agreements, upon a change of control, all options will immediately vest and all restrictions on stock grants will lapse.  For purposes of the stock incentive plans, a “change of control” means:  (a) acquisition by a third party of more than 80% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board, (b) consummation of a merger or consolidation of the Company into any other entity, unless the holders of the Company’s voting securities outstanding immediately before such transaction hold securities that represent immediately after such merger or consolidation at least 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or (c) the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.  Further, upon a substantial corporate change, if awards are not assumed, substituted or continued, the awards shall immediately vest and become exercisable before the consummation of the transaction.  For purpose of the stock incentive plans, a “substantial corporate change” means:  (w) dissolution or liquidation of the Company, (x) merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, (y) the sale of substantially all of the assets of the Company to another corporation, or (z) with respect to the 1998 Plan, any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company, and, with respect to the 2007 Plan, a person acquires ownership of 100% of the combined voting power of all classes of stock of the Company.

The table below summarizes the values realizable by the named executive officers with respect to unvested stock options and restricted stock under the Company’s 1998 and 2007 Plans in the event of a change of control or substantial corporate change, as defined in the plans and described above, as of December 31, 2007.  The intrinsic values of the stock options were calculated by multiplying the number of unvested options by the difference between the exercise price of each unvested option and the Company’s closing price on December 31, 2007 of $47.25, excluding options whose exercise price is greater than the closing price on December 31, 2007.  The intrinsic values of the restricted stock were calculated using the closing price on December 31, 2007 of $47.25.

Name	Unvested (in-the-money) Options (# shares)	Intrinsic Value	Unvested Restricted Stock (# shares)	Intrinsic Value	Total
Andrew C. Florance	12,500	$103,125	69,029	$3,261,620	$3,364,745
Brian J. Radecki	1,500	$11,160	11,310	$534,398	$545,558
Frank A. Carchedi(1)	—	—	—	—	—
Jennifer L. Kitchen	2,500	$5,975	5,386	$254,489	$260,464
Christopher R. Tully	13,000	$26,910	6,912	$326,592	$353,502
Paul Marples	—	—	10,000	$472,500	$472,500
Craig S. Farrington	3,750	$30,938	5,898	$278,681	$309,619

__________

(1)	Mr. Carchedi resigned as Chief Financial of the Company in June 2007, and was no longer an employee of the Company as of September 2007. He has no outstanding unvested options or restricted stock.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code disallows the deduction of compensation paid by a company to its Chief Executive Officer and each of the other three most highly compensated executive officers (not including the Company’s Chief Financial Officer) that exceeds $1 million. Compensation that is considered “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. While the Committee may consider tax deductibility as one of the factors in determining executive compensation, to retain maximum flexibility in designing compensation programs that meet the Committee’s stated objectives, the Committee may not necessarily limit compensation to those levels or types of compensation that is deductible. The Committee will continue to monitor total compensation and, should compensation exceed the 162(m) limit, take the measures that it deems appropriate.

Executive Compensation Recovery Policy

The Company does not have a specific policy requiring the recovery of awards.

Certain Relationships and Related Transactions

Since January 1, 2007 none of our executive officers or directors has engaged in or had a direct or indirect interest in any transactions with us that are required to be disclosed in this proxy statement.

The Board recognizes that Interested Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In April 2006, the Board delegated authority to the Audit Committee to review and approve Interested Transactions, and the Committee has adopted written procedures as detailed below for the review, approval, or ratification of Interested Transactions.

An “Interested Transaction” is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (b) the Company is a participant, and (c) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A “Related Party” is any (a) person who is or was (since the beginning of the last year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company’s outstanding common stock, or (c) Immediate Family Member of any of the foregoing. An “Immediate Family Member” is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person.

The Committee shall review all of the relevant facts and circumstances of all Interested Transactions that require the Committee’s approval and either approve or disapprove of the entry into the Interested Transaction, subject to the exceptions described herein. In determining whether to approve or ratify a Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and anyone who owns more than 10% of our common stock, file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us, we believe that during 2007, our directors, executive officers and 10% stockholders complied with these requirements.

Other Information

We have included a copy of our Annual Report for the year ended December 31, 2007 with this Proxy Statement. The Annual Report contains our annual report on Form 10-K for the year ended December 31, 2007. In addition, you may obtain a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, without charge by sending a written request to Tim Trainor, Communications Director, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814.

If you and others who share your mailing address own common stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it and a single copy of this Proxy Statement and the 2007 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form. If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please contact our transfer agent, American Stock Transfer and Trust Company, at 59 Maiden Lane, Plaza Level, New York, NY 10038, or at (718) 921-8200 and indicate your name, the name of each of your brokerage firms or banks where your shares are held, and your account numbers. The revocation of consent to householding will be effective 30 days following its receipt. If your household only received one set of proxy materials due to householding and you would like to receive an additional set, you may obtain an additional set, without charge, by sending a written request to Tim Trainor, Communications Director, CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814 or by calling Mr. Trainor at (301) 215-8300.

This Proxy is solicited on behalf of the Board by directors, officers or employees. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have also retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost not to exceed $10,000 plus reasonable expenses. Proxies may be solicited in person, by telephone, by mail, telegram, facsimile, or other electronic or other means.  Innisfree M&A Incorporated will request that brokerage houses, banks and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. American Stock Transfer and Trust Company will act as proxy tabulator.

PROXY                                                                                                                              PROXY
COSTAR GROUP, INC.

Annual Meeting of Stockholders – June 10, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of 2008 Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2008, and the 2007 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Brian J. Radecki, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2008 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 11:00 a.m. local time on Tuesday, June 10, 2008, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.

THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, “FOR” RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

(Continued and to be signed on the reverse side.)

Annual Meeting of Stockholders
COSTAR GROUP, INC.

June 10, 2008

Please date, sign and mail your proxy card
in the envelope provided as soon as possible.

↓   Please detach along perforated line and mail in the envelope provided.   ↓

☑	Please mark your vote in blue or black ink as shown here.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(1) Proposal to elect the following persons as directors of the Company.	Nominees:	¡	Michael R. Klein
		¡	Andrew C. Florance
		¡	David Bonderman
FOR ALL NOMINEES		¡	Michael J. Glosserman
/ /		¡	Warren H. Haber
		¡	Josiah O. Low III
WITHHOLD AUTHORITY FOR ALL NOMINEES		¡	Christopher J. Nassetta
/ /

FOR ALL EXCEPT (See instructions below)
/ /

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:  ●

		FOR	AGAINST	ABSTAIN
(2)	Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2008.	/ /	/ /	/ /

(3)
To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted FOR each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxy holders in their discretion deem advisable.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH CARD.

Mark “X” here if you plan to attend the meeting. 

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 

Signature of Stockholder                                                                   Date:

Signature of Stockholder                                                                   Date:

NOTE:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.